                                                                   EXHIBIT 2(b)5

================================================================================

                     MAXCOM TELECOMUNICACIONES, S.A. DE C.V.

                                     Issuer

                 CORPORATIVO EN TELECOMUNICACIONES, S.A. DE C.V.

                 MAXCOM SERVICIOS ADMINISTRATIVOS, S.A. DE C.V.

                                MAXCOM USA, INC.

                                   Guarantors

                          SENIOR STEP-UP NOTES DUE 2009

                               -------------------

                                    INDENTURE

                           Dated as of October 8, 2004

                               -------------------

                              THE BANK OF NEW YORK

                                     Trustee

================================================================================

                             CROSS-REFERENCE TABLE*

Trust                              Indenture
Act Section                                                                       Indenture Section
310(a)(1).................................................................               7.10
         (a)(2)...........................................................               7.10
         (a)(3)...........................................................               7.12
         (a)(4)...........................................................               N.A.
         (a)(5)...........................................................               7.10
         (b)..............................................................               7.10
         (c)..............................................................               N.A.
311(a)   .................................................................               7.11
         (b)..............................................................               7.11
         (c)..............................................................               N.A.
312(a)   .................................................................               2.05
         (b)..............................................................              12.03
         (c)..............................................................              12.03
313(a)   .................................................................               7.06
         (b)(1)...........................................................               N.A.
         (b)(2)...........................................................               7.07
         (c)..............................................................            7.06;12.02
         (d)..............................................................               7.06
314(a)   .................................................................            4.03;12.02
         (b)..............................................................               N.A.
         (c)(1)...........................................................              12.04
         (c)(2)...........................................................              12.04
         (c)(3)...........................................................               N.A.
         (d)..............................................................               N.A.
         (e)..............................................................              12.05
         (f)..............................................................               N.A.
315(a)   .................................................................               7.01
         (b)..............................................................            7.05,12.02
         (c)..............................................................               7.01
         (d)..............................................................               7.01
         (e)..............................................................               6.11
316(a)   (last sentence)..................................................               2.09
         (a)(1)(A)........................................................               6.05
         (a)(1)(B)........................................................               6.04
         (a)(2)...........................................................               N.A.
         (b)..............................................................               6.07
         (c)..............................................................               2.12
317(a)(1).................................................................               6.08
         (a)(2)...........................................................               6.09
         (b)..............................................................               2.04

Trust                                             Indenture
Act Section                                                                       Indenture Section
318(a)   .................................................................              12.01
         (b)..............................................................               N.A.
         (c)..............................................................              12.01

N.A. means not applicable.

* This Cross-Reference Table is not part of the Indenture.

                                TABLE OF CONTENTS

                                                                                                                   Page
ARTICLE 1 DEFINITIONS AND INCORPORATION BY REFERENCE.........................................................        1
   SECTION 1.01      DEFINITIONS.............................................................................        1
   SECTION 1.02      OTHER DEFINITIONS.......................................................................       25
   SECTION 1.03      INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.......................................       26
   SECTION 1.04      RULES OF CONSTRUCTION...................................................................       26

ARTICLE 2 THE NOTES..........................................................................................       27
   SECTION 2.01      FORM AND DATING.........................................................................       27
   SECTION 2.02      EXECUTION AND AUTHENTICATION............................................................       27
   SECTION 2.03      REGISTRAR AND PAYING AGENT..............................................................       28
   SECTION 2.04      PAYING AGENT TO HOLD MONEY IN TRUST.....................................................       28
   SECTION 2.05      HOLDER LISTS............................................................................       29
   SECTION 2.06      TRANSFER AND EXCHANGE...................................................................       29
   SECTION 2.07      REPLACEMENT NOTES.......................................................................       33
   SECTION 2.08      OUTSTANDING NOTES.......................................................................       33
   SECTION 2.09      TREASURY NOTES..........................................................................       33
   SECTION 2.10      TEMPORARY NOTES.........................................................................       34
   SECTION 2.11      CANCELLATION............................................................................       34
   SECTION 2.12      DEFAULTED INTEREST......................................................................       34

ARTICLE 3 REDEMPTION AND PREPAYMENT..........................................................................       34
   SECTION 3.01      NOTICES TO TRUSTEE......................................................................       34
   SECTION 3.02      SELECTION OF NOTES TO BE REDEEMED.......................................................       35
   SECTION 3.03      NOTICE OF REDEMPTION....................................................................       35
   SECTION 3.04      EFFECT OF NOTICE OF REDEMPTION..........................................................       36
   SECTION 3.05      DEPOSIT OF REDEMPTION PRICE.............................................................       36
   SECTION 3.06      NOTES REDEEMED IN PART..................................................................       36
   SECTION 3.07      OPTIONAL REDEMPTION.....................................................................       36
   SECTION 3.08      MANDATORY REDEMPTION; OPEN MARKET PURCHASES.............................................       37
   SECTION 3.09      OFFER TO PURCHASE BY APPLICATION OF EXCESS PROCEEDS.....................................       38
   SECTION 3.10      CUSIP NUMBERS...........................................................................       40

ARTICLE 4 COVENANTS..........................................................................................       40
   SECTION 4.01      PAYMENT OF NOTES........................................................................       40
   SECTION 4.02      MAINTENANCE OF OFFICE OR AGENCY.........................................................       41
   SECTION 4.03      SEC REPORTS.............................................................................       41
   SECTION 4.04      COMPLIANCE CERTIFICATE..................................................................       42
   SECTION 4.05      TAXES...................................................................................       42
   SECTION 4.06      STAY, EXTENSION AND USURY LAWS..........................................................       43
   SECTION 4.07      LIMITATION ON RESTRICTED PAYMENTS.......................................................       43
   SECTION 4.08      LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM RESTRICTED SUBSIDIARIES................       45

                                                                                                                   Page
   SECTION 4.09      LIMITATION ON INDEBTEDNESS..............................................................       47
   SECTION 4.10      LIMITATION ON SALES OF ASSETS AND SUBSIDIARY STOCK......................................       51
   SECTION 4.11      LIMITATIONS ON AFFILIATE TRANSACTIONS...................................................       52
   SECTION 4.12      LIMITATIONS ON LIENS....................................................................       53
   SECTION 4.13      LIMITATION OF BUSINESS ACTIVITIES.......................................................       54
   SECTION 4.14      CORPORATE EXISTENCE.....................................................................       54
   SECTION 4.15      OPTIONAL OFFER TO REPURCHASE NOTES......................................................       54
   SECTION 4.16      [INTENTIONALLY OMITTED].................................................................       56
   SECTION 4.17      LIMITATION ON THE SALE OR ISSUANCE OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES..........       56
   SECTION 4.18      FUTURE SUBSIDIARY GUARANTORS............................................................       56
   SECTION 4.19      ADDITIONAL AMOUNTS......................................................................       57

ARTICLE 5 SUCCESSORS.........................................................................................       59
   SECTION 5.01      MERGER AND CONSOLIDATION................................................................       59

ARTICLE 6 DEFAULTS AND REMEDIES..............................................................................       61
   SECTION 6.01      EVENTS OF DEFAULT.......................................................................       61
   SECTION 6.02      ACCELERATION............................................................................       63
   SECTION 6.03      OTHER REMEDIES..........................................................................       63
   SECTION 6.04      WAIVER OF PAST DEFAULTS.................................................................       63
   SECTION 6.05      CONTROL BY MAJORITY.....................................................................       64
   SECTION 6.06      LIMITATION ON SUITS.....................................................................       64
   SECTION 6.07      RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT...........................................       64
   SECTION 6.08      COLLECTION SUIT BY TRUSTEE..............................................................       64
   SECTION 6.09      TRUSTEE MAY FILE PROOFS OF CLAIM........................................................       65
   SECTION 6.10      PRIORITIES..............................................................................       65
   SECTION 6.11      UNDERTAKING FOR COSTS...................................................................       66

ARTICLE 7 TRUSTEE............................................................................................       66
   SECTION 7.01      DUTIES OF TRUSTEE.......................................................................       66
   SECTION 7.02      RIGHTS OF TRUSTEE.......................................................................       67
   SECTION 7.03      INDIVIDUAL RIGHTS OF TRUSTEE............................................................       68
   SECTION 7.04      TRUSTEE'S DISCLAIMER....................................................................       68
   SECTION 7.05      NOTICE OF DEFAULTS......................................................................       68
   SECTION 7.06      REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES..............................................       68
   SECTION 7.07      COMPENSATION AND INDEMNITY..............................................................       69
   SECTION 7.08      REPLACEMENT OF TRUSTEE..................................................................       70
   SECTION 7.09      SUCCESSOR TRUSTEE BY MERGER, ETC........................................................       71
   SECTION 7.10      ELIGIBILITY; DISQUALIFICATION...........................................................       71
   SECTION 7.11      PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.......................................       71
   SECTION 7.12      APPOINTMENT OF CO-TRUSTEE...............................................................       71

ARTICLE 8 LEGAL DEFEASANCE AND COVENANT DEFEASANCE...........................................................       72
   SECTION 8.01      OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE................................       72
   SECTION 8.02      LEGAL DEFEASANCE AND DISCHARGE..........................................................       72

                                                                                                                   Page
   SECTION 8.03      COVENANT DEFEASANCE.....................................................................       73
   SECTION 8.04      CONDITIONS TO LEGAL OR COVENANT DEFEASANCE..............................................       73
   SECTION 8.05      DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS
                        PROVISIONS...........................................................................       75
   SECTION 8.06      REPAYMENT TO COMPANY....................................................................       75
   SECTION 8.07      REINSTATEMENT...........................................................................       76

ARTICLE 9 AMENDMENT, SUPPLEMENT AND WAIVER...................................................................       76
   SECTION 9.01      WITHOUT CONSENT OF HOLDERS OF NOTES.....................................................       76
   SECTION 9.02      WITH CONSENT OF HOLDERS OF NOTES........................................................       77
   SECTION 9.03      COMPLIANCE WITH TRUST INDENTURE ACT.....................................................       78
   SECTION 9.04      REVOCATION AND EFFECT OF CONSENTS.......................................................       78
   SECTION 9.05      NOTATION ON OR EXCHANGE OF NOTES........................................................       79
   SECTION 9.06      TRUSTEE TO SIGN AMENDMENTS, ETC.........................................................       79

ARTICLE 10 SUBSIDIARY GUARANTEES.............................................................................       79
   SECTION 10.01     GUARANTEE...............................................................................       79
   SECTION 10.02     LIMITATION ON LIABILITY.................................................................       82
   SECTION 10.03     LIMITATION ON GUARANTOR LIABILITY.......................................................       82
   SECTION 10.04     EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTEE..........................................       82
   SECTION 10.05     NO WAIVER...............................................................................       83
   SECTION 10.06     MODIFICATION............................................................................       83
   SECTION 10.07     GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS......................................       83
   SECTION 10.08     RELEASES FOLLOWING SALE OF ASSETS.......................................................       84

ARTICLE 11 SATISFACTION AND DISCHARGE........................................................................       85
   SECTION 11.01     SATISFACTION AND DISCHARGE..............................................................       85
   SECTION 11.02     APPLICATION OF TRUST MONEY..............................................................       86

ARTICLE 12 MISCELLANEOUS.....................................................................................       86
   SECTION 12.01     TRUST INDENTURE ACT CONTROLS............................................................       86
   SECTION 12.02     NOTICES.................................................................................       86
   SECTION 12.03     COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES...........................       87
   SECTION 12.04     CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT......................................       87
   SECTION 12.05     FORM OF DOCUMENTS DELIVERED TO A TRUSTEE................................................       88
   SECTION 12.06     STATEMENTS REQUIRED IN CERTIFICATE OR OPINION...........................................       88
   SECTION 12.07     RULES BY TRUSTEE AND AGENTS.............................................................       89
   SECTION 12.08     NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS................       89
   SECTION 12.09     GOVERNING LAW, SUBMISSION TO JURISDICTION AND WAIVER OF JURY TRIAL......................       89
   SECTION 12.10     NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS...........................................       90
   SECTION 12.11     SUCCESSORS..............................................................................       90
   SECTION 12.12     SEVERABILITY............................................................................       90
   SECTION 12.13     COUNTERPART ORIGINALS...................................................................       90
   SECTION 12.14     TABLE OF CONTENTS, HEADINGS, ETC........................................................       90

                                                                                                           Page
EXHIBITS

Exhibit A     FORM OF NOTE............................................................................     A-1
Exhibit B     FORM OF SUBSIDIARY GUARANTEE............................................................     B-1
Exhibit C     FORM OF SUPPLEMENTAL INDENTURE..........................................................     C-1

      INDENTURE, dated as of October 8, 2004, among Maxcom Telecomunicaciones, S.A. de C.V., a sociedad anonima de capital variable organized under the laws of Mexico (the "Company"), Corporativo en Telecomunicaciones, S.A. de C.V., a sociedad anonima de capital variable organized under the laws of Mexico, Maxcom Servicios Administrativos, S.A. de C.V., a sociedad anonima de capital variable organized under the laws of Mexico, Maxcom USA, Inc., a Delaware corporation (together with Corporativo en Telecomunicaciones, S.A. de C.V., and Maxcom Servicios Administrativos, S.A. de C.V., the "Guarantors"), and The Bank of New York, a New York banking corporation, as Trustee (the "Trustee").

      NOW, THEREFORE, in consideration of the premises set forth herein and other good and valuable consideration, the sufficiency of which is acknowledged, the Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Senior Step-Up Notes due 2009 (the "Notes"):

                                   ARTICLE 1

                          Definitions and incorporation
                                  by reference

Section 1.01 Definitions.

      "Additional Assets" means any:

      (1) property, plant, equipment, concessions, licenses, permits and leases used in a Related Business;

      (2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or

      (3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that any such Restricted Subsidiary described in clauses (2) or (3) above is primarily engaged in a Related Business.

      "Adjusted Net Assets" of a Guarantor at any date shall mean the amount by which the fair value of the property and other assets of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Subsidiary Guarantee of such Guarantor.

      "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with, such specified Person.

      For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Sections 4.07, 4.10 and 4.11 hereof only, "Affiliate" shall also mean any beneficial owner of Capital Stock representing 5% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

      "Agent" means any Registrar, Paying Agent or co-registrar.

      "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in the Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

      "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition") (other than any Exit Transaction which complies with Section 5.01), of:

      (1) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary);

      (2) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary; or

      (3) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary other than, in the case of clauses (1), (2) and (3)

            (A) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Subsidiary;

            (B) for purposes of Section 4.10 hereof only, any disposition (i) that constitutes a Restricted Payment permitted by Section
                  4.07 hereof, (ii) of cash or (iii) of Temporary Cash Investments;

            (C) a disposition of assets with a fair market value of less than U.S.$100,000;

            (D) exchange of telecommunications assets where the Fair Market Value of the telecommunications assets received is at least equal to the Fair Market Value of the telecommunications assets disposed of or if less, the difference is received in cash, and such cash is Net Available Cash;

            (E) dispositions of obsolete, worn-out, damaged or otherwise unsuitable or unnecessary equipment or other obsolete assets in the ordinary course of business;

            (F) dispositions of capacity and rights of use in the Company's network in the ordinary course of business; and

            (G) the disposition, sale, conveyance or other transfer of assets of the Company and its Restricted Subsidiaries (including, without limitation, accounts receivable and related assets customarily transferred in an asset securitization transaction involving accounts receivable) to a Qualified Subsidiary or by a Qualified Subsidiary, in connection with a Qualified Securitization Transaction.

      "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

      "Average Life" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing:

      (1) the sum of the products of numbers of years from the date of determination to the dates of each successive scheduled principal payment of or redemption or similar payment with respect to such Indebtedness multiplied by the amount of such payment by

      (2)   the sum of all such payments.

      "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors or the administration or liquidation of debtors' estates for the benefit of their creditors, and the Ley de Concursos Mercantiles, or any similar federal or state law for the relief of debtors or the administration or liquidation of debtors' estates for the benefit of their creditors.

      "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

      "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banking institutions are authorized or required by law to close in Mexico or New York City.

      "Capital Lease Obligation" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

      "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Company" means Maxcom Telecomunicaciones, S.A. de C.V., and any and all successors thereto.

      "Consolidated Cash Flow" for any period means the sum of Consolidated Net Income, plus the following to the extent deducted in calculating such Consolidated Net Income:

      (1) all income and asset tax expense of the Company and its consolidated Restricted Subsidiaries;

      (2)   Consolidated Interest Expense;

      (3) depreciation and amortization expense of the Company and its consolidated Restricted Subsidiaries (excluding amortization expense attributable to an item that was prepaid in cash in a prior period, other than the Company's preoperating expenses that were capitalized in accordance with GAAP); and

      (4) all other non-cash charges of the Company and its consolidated Restricted Subsidiaries (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period);

in each case for such period; minus the sum of the following to the extent it increases Consolidated Net Income:

      (1)   interest income; and

      (2) all non-cash items of the Company and its consolidated Restricted Subsidiaries (excluding any such non-cash item to the extent that it results in the receipt of cash payments in any future period).

      Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of a Restricted Subsidiary shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

      "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent Incurred by the Company or its Restricted Subsidiaries, without duplication:

      (1) interest expense attributable to capital leases and the interest expense attributable to leases constituting part of a Sale/Leaseback Transaction;

      (2)   amortization of debt discount and debt issuance cost;

      (3)   capitalized interest;

      (4)   non-cash interest expenses;

      (5) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

      (6)   net payments pursuant to Hedging Obligations;

      (7) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of Preferred Stock of such Person or any of its Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Subsidiary of the Company or any liquidation preference amounts accruing or accreting under the terms of the New Preferred Shares, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP;

      (8) interest incurred in connection with Investments in discontinued operations;

      (9) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) the Company or any Restricted Subsidiary; and

      (10) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust.

      "Consolidated Leverage Ratio" as of any date of determination means the ratio of (x) the aggregate amount of Indebtedness of the Company and its Restricted Subsidiaries as of such date of determination to (y) Consolidated Cash Flow for the most recent fiscal quarter ending at least 45 days prior to such date of determination (the "Reference Period") multiplied by four, provided, however, that:

      (1) if the transaction giving rise to the need to calculate the Consolidated Leverage Ratio is an Incurrence of Indebtedness, the amount of such Indebtedness shall be calculated after giving effect on a pro forma basis to such Indebtedness;

      (2) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness that was outstanding as of the end of the Reference Period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged on the date of the transaction giving rise to the need to calculate the Consolidated Leverage Ratio (other than, in each case, Indebtedness Incurred under any revolving credit agreement), the aggregate amount of Indebtedness shall be calculated after giving effect on a pro forma basis to the repayment, repurchase, defeasance or discharge of Indebtedness and Consolidated Cash Flow shall be calculated as if the Company or such Restricted Subsidiary had not earned the interest income, if any, actually earned during the Reference Period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness;

      (3) if since the beginning of the Reference Period the Company or any Restricted Subsidiary shall have made any Asset Disposition, the Consolidated Cash Flow for the Reference Period shall be reduced by an amount equal to the Consolidated Cash Flow (if positive) directly attributable to the assets which are the subject of such Asset Disposition for the Reference Period or increased by an amount equal to the Consolidated Cash Flow (if negative) directly attributable thereto for the Reference Period;

      (4) if since the beginning of the Reference Period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets which constitutes all or substantially all of an operating unit of a business, Consolidated Cash Flow for the Reference Period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of the Reference Period; and

      (5) if since the beginning of the Reference Period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such Reference Period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary during the Reference Period, Consolidated Cash Flow for the Reference Period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of the Reference Period.

      "Consolidated Net Income" means, for any period, the net income of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

      (1) any net income of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that:

            (A) subject to the exclusion contained in clause (4) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause
                  (3) below); and

            (B) the Company's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

      (2) any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

      (3) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:

            (A) subject to the exclusion contained in clause (4) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause); and

            (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

      (4) any gain (but not loss) realized upon the sale or other disposition of any assets of the Company, its consolidated Subsidiaries or any other Person (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition of any Capital Stock of any Person;

      (5)   extraordinary gains or losses; and

      (6)   the cumulative effect of a change in accounting principles.

      "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of the Company and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of the Company ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, as the sum of:

      (1) the par or stated value of all outstanding Capital Stock of the Company plus

      (2) paid-in capital or capital surplus relating to such Capital Stock plus

      (3)   any retained earnings or earned surplus

less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

      "Corporate Trust Office of the Trustee" means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office as of the date hereof is located at 101 Barclay Street, Floor 21W, New York, New York 10286, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

      "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement designed to protect such Person against fluctuations in currency values.

      "Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

      "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

      "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

      "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

      "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

      (1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

      (2) is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or

      (3) is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part;

in each case on or prior to the first anniversary of the Stated Maturity of the Notes; provided, however, that the New Preferred Shares shall not be deemed Disqualified Stock; and provided further that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of the Notes shall not constitute Disqualified Stock if:

      (1) the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Notes and described under Sections 4.10, 4.15 and 5.01(a) hereof; and

      (2) any such requirement only becomes operative after compliance with such terms applicable to the Notes, including the purchase of any Notes tendered pursuant thereto.

      "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Fair Market Value" means, with respect to any asset or property (including Capital Stock), the price that could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the Board of Directors of the Company acting in good faith and shall be evidenced by a resolution of the Board of Directors of the Company delivered to the Trustee.

      "Fixed Charge Coverage Ratio" as of any date of determination means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow to Consolidated Interest Expense of such Person for the most recent fiscal quarter ending at least 45 days prior to the date of determination. In the event that the specified Person or any of its Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable reference period.

      In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

      (1) acquisitions that have been made by the specified Person or any of its Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the reference period and Consolidated Cash Flow for such reference period will be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, but without giving effect to clause (2) of the proviso set forth in the definition of Consolidated Net Income;

      (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded; and

      (3) the Consolidated Interest Expense attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Consolidated Interest Expense will not be obligations of the specified Person or any of its Subsidiaries following the Calculation Date.

      "GAAP" means generally accepted accounting principles in Mexico, as amended from time to time.

      "Global Note" means a permanent global note substantially in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing the Notes.

      "Global Note Legend" means the legend set forth in Section 2.06(f)(i), which is required to be placed on all Global Notes issued under this Indenture.

      "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

      "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

      (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

      (2) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

      "Guarantors" means each of:

      (1)   Corporativo en Telecomunicaciones, S.A. de C.V.;

      (2)   Maxcom Servicios Administrativos, S.A. de C.V.;

      (3)   Maxcom USA, Inc.; and

      (4) any other subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of this Indenture;

and their respective successors and assigns.

      "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

      "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books.

      "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall be deemed the Incurrence of Indebtedness.

      "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

      (1) the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

      (2) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;

      (3) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

      (4) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);

      (5) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person or, with respect to any Preferred Stock of any Subsidiary of such Person, the principal amount of such Preferred Stock to be determined in accordance with this Indenture (but excluding, in each case, any accrued dividends);

      (6) all obligations of the type referred to in clauses (1) through (5) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

      (7) all obligations of the type referred to in clauses (1) through (6) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets and the amount of the obligation so secured; and

      (8) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

      The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

      "Indenture" means this Indenture, as amended or supplemented from time to time.

      "Indirect Participant" means a Person who holds a beneficial interest in the Global Note through a Participant.

      "Interest Rate Agreement" means in respect of a Person any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect such Person against fluctuations in interest rates.

      "Investment" in any Person means any direct or indirect advance (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender), loan or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person.

      For purposes of the definition of "Unrestricted Subsidiary," the definition of "Restricted Payment" and Section 4.07 hereof:

      (1) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (A) the Company's "Investment" in such Subsidiary at the time of such redesignation less (B) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

      (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

      "Issue Date" means the date on which the Notes are originally issued.

      "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

      "N-2 Shares" means any of the Series N-2 Convertible Preferred Shares of the Company together with any ordinary participation certificates (certificados participacion ordinarios) through which such securities may be held from time to time.

      "Net Available Cash" from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a Note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form), in each case net of:

      (1) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition;

      (2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;

      (3) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Disposition; and

      (4) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

      "Net Cash Proceeds," with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

      "New Preferred Shares" means the Series A-1 Convertible Preferred Shares, Series B-1 Convertible Preferred Shares, Series N-1 Convertible Preferred Shares and N-2 Shares of the Company, in each case with such rights and designations set forth in the by-laws (estatutos) of the Company in effect on the Issue Date.

      "Notes" has the meaning assigned to it in the preamble to this Indenture.

      "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

      "Offering Circular" means the offering circular, dated September 8, 2004, as supplemented and amended from time to time prior to the Issue Date, pursuant to which, among other things, the Company offered the Notes.

      "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

      "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of
Section 12.04(a) hereof.

      "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 12.04(b) hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

      "Participant" means, with respect to the Depositary, a Person who has an account with the Depositary.

      "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in:

      (1) the Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business;

      (2) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is a Related Business;

      (3)   cash and Temporary Cash Investments;

      (4) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

      (5) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

      (6) loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary;

      (7) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

      (8) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to Section 4.10 hereof;

      (9) any Hedging Obligations permitted to be Incurred under Section 4.09 hereof;

      (10) other Investments in an aggregate amount not to exceed U.S.$25.0 million at any one time outstanding thereafter, so long as in each case such Investments are made in a Telecommunications Business; and

      (11) a Qualified Subsidiary or any Investment by a Qualified Subsidiary in any other person, in each case, in connection with a Qualified Securitization Transaction, provided, that the Investment in any person is in the form of a Purchase Money Note, an equity interest, a beneficial interest in a Mexican security administration trust or an interest in assets of the Company or a Restricted Subsidiary (including, without limitation, accounts receivable or contracts receivable generated by the

            Company or a Restricted Subsidiary) and transferred to any person in connection with a Qualified Securitization Transaction or any person owning those assets.

      "Permitted Liens" means, with respect to any Person:

      (1) pledges or deposits by such Person under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

      (2) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review and Liens arising solely by virtue of any statutory or common law provision relating to banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided, however, that (A) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board and
            (B) such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depository institution;

      (3) Liens for taxes not yet subject to penalties for non-payment or which are being contested in good faith and by appropriate proceedings;

      (4) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

      (5) survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

      (6) Liens securing Indebtedness Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property, plant or equipment of such Person; provided, however, that the Lien may not extend to any other property owned by such Person or any of its Restricted Subsidiaries at the time the Lien is Incurred (other than assets and property affixed or appurtenant thereto), and the Indebtedness (other than any interest thereon) secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

      (7) Liens to secure Indebtedness permitted under the provisions described in clause (b) (1) of Section 4.09 hereof;

      (8)   Liens existing on the Issue Date;

      (9) Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

      (10) Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

      (11) Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a wholly-owned Subsidiary of such Person;

      (12) Liens securing Hedging Obligations so long as such Hedging Obligations relate to Indebtedness that is, and is permitted to be under this Indenture, secured by a Lien on the same property securing such Hedging Obligations;

      (13) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in clauses (6), (8), (9), (10), (14) or (15); provided, however, that:

            (A) such new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

            (B) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (8), (9),
                  (10), (14) or (15) at the time the original Lien became a Permitted Lien and (y) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

      (14) Liens Incurred in connection with Capital Lease Obligations permitted under this Indenture; provided that such Liens do not extend or cover any property other than the property that is the subject of the Capital Lease Obligation;

      (15) Liens Incurred to secure Indebtedness permitted under the provisions described in clause (b)(16) under Section 4.09 hereof; provided that such Liens are limited to the assets or Capital Stock so acquired;

      (16)  Liens in favor of the Company or any Restricted Subsidiary;

      (17) Liens securing assets (including, without limitation, accounts receivable and related assets) sold, conveyed or otherwise transferred in connection with a Qualified Securitization Transaction; and

      (18) Liens (other than any Lien Incurred in reliance upon clauses (1) through (17) of this definition) with respect to obligations of the Company or any Restricted Subsidiary that do not exceed U.S.$60.0 million in the aggregate at any one time outstanding.

Notwithstanding the foregoing, "Permitted Liens" will not include any Lien described in clauses (6), (9) or (10) above to the extent such Lien applies to any Additional Assets acquired directly or indirectly from Net Available Cash pursuant to Section 4.10 hereof. For purposes of this definition, the term "Indebtedness" shall be deemed to include interest on such Indebtedness.

      "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

      "Preferred Stock," as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

      "Principal" of a Note means the principal of the Note plus the premium, if any, payable on the Note, which is due or overdue or is to become due at the relevant time.

      "Purchase Money Note" means a promissory note evidencing a line of credit, or evidencing other Indebtedness owed to the Company or any Restricted Subsidiary in connection with a Qualified Securitization Transaction, which note shall be repaid from cash available to the maker of such note, other than amounts required to be established as reserves, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of new assets (including, without limitation, the purchase of newly generated accounts receivable).

      "Put Offer Event" means (i) any proposed liquidation preference payment to be made with respect to New Preferred Shares by the Company pursuant to Section 4.07(b)(6)(B) herein and (ii) any transaction in which the Company elects to satisfy the conditions set forth clause (i) of Section 5.01(a).

      "Qualified Securitization Transaction" means any transaction or series of transactions that may be entered into by the Company or any Restricted Subsidiary pursuant to which the Company or any Restricted Subsidiary may sell, convey or otherwise transfer to (a) a Qualified Subsidiary (in the case of a transfer by the Company or any Restricted Subsidiary) and (b) any other person (in the case of a transfer by a Qualified Subsidiary), or may grant a security interest in, any asset (whether now existing or arising in the future) of the Company or any Restricted Subsidiary, including without limitation, accounts receivable (whether now existing or arising in the future) of the Company or any Restricted Subsidiary and any asset related thereto, including, without limitation, all collateral securing the accounts receivable, all contracts and all guarantees or rights and other obligations in respect of the accounts receivable, proceeds of the accounts receivable and other assets which are customarily transferred, or in respect of which security interests are customarily granted, in connection with asset securitization transactions involving such asset or assets. For purposes of clarification, a Qualified Securitization Transaction includes, without limitation, any transaction or series of transactions intended to qualify with the "true sale" requirements of applicable Mexican law.

      "Qualified Subsidiary" means a Subsidiary of the Company (or a security administration trust organized under Mexican law of which the Company or a Restricted Subsidiary is a beneficiary) which engages in no activities other than in connection with Qualified Securitization Transaction and related activities, including, without limitation, the purchase or financing of accounts receivables, and which is designated by the Board of Directors of the Company (as provided below) as a Qualified Subsidiary with which neither the Company nor any other Restricted Subsidiary has any material contract, agreement, arrangement or understanding (except in connection with a Purchase Money Note or Qualified Securitization Transaction and other agreements ancillary thereto) other than on terms no less favorable to the Company or such other Restricted Subsidiary than those that might be obtained at the time from persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing assets, including billing, collecting, monitoring and other servicing of accounts receivable. Any designation of a Subsidiary of the Company as a Qualified Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution of the Board of Directors of the Company giving effect to such designation and an Officers Certificate certifying that the designation complied with the preceding conditions and was permitted by the Indenture.

      "Recapitalization" means the transactions with respect to changes to the capital structure of the Company and governance rights of the holders of Capital Stock of the Company as set forth in the Offering Circular, including the issuance of the New Preferred Shares and the designation and election or appointment of directors to the Board of Directors.

      "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

      "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with this Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that:

      (1) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced;

      (2) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced; and

      (3) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced;

provided further, however, that Refinancing Indebtedness shall not include (A) Indebtedness of a Subsidiary that Refinances Indebtedness of the Company or (B) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

      "Related Business" means any business in which the Company was engaged on the Issue Date and any other business related, ancillary or complementary to any business of the Company in which the Company was engaged on the Issue Date.

      "Responsible Officer" means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

      "Restricted Payment" with respect to any Person means:

      (1) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and dividends or distributions payable solely to the Company or a Restricted Subsidiary, and other than pro rata dividends or other distributions made by a Subsidiary that is not a

            Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation));

      (2) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any Person or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Company (other than a Restricted Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock), other than the purchase, redemption or other acquisition or retirement for value of any New Preferred Shares (i) if the Company makes a Put Offer pursuant to Section 4.15 within 60 days prior to the purchase, redemption or other acquisition or retirement for value of such New Preferred Shares or (ii) for Capital Stock in any Person (or any Affiliate thereof) that (A) acquires or holds a majority of the Capital Stock of the Company (whether by merger, consolidation, share purchase or otherwise) or (B) acquires all or substantially all of the assets of the Company in a transaction in which the Company elects to satisfy the conditions set forth in clause (ii) of Section 5.01(a);

      (3) the payment of principal or interest in cash prior to the scheduled maturity or interest payment date of any Subordinated Obligations of such Person or the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations of such Person (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase or other acquisition); or

      (4) the making of any Investment (other than a Permitted Investment) in any Person.

      "Restricted Subsidiary" means any Subsidiary of the Company that is not
(i) an Unrestricted Subsidiary or (ii) a Qualified Subsidiary.

      "Sale/Leaseback Transaction" means an arrangement relating to property owned by the Company or a Restricted Subsidiary on the Issue Date or thereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

      "Securities Act" means the Securities Act of 1933, as amended.

      "SEC" means the Securities and Exchange Commission.

      "Senior Indebtedness" means:

      (1) Indebtedness of the Company, whether outstanding on the Issue Date or thereafter Incurred; and

      (2) accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company to the extent post-filing interest is allowed in such proceeding) in respect of (A) indebtedness of the Company for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which the Company is responsible or liable unless, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are subordinate in right of payment to the Notes; provided, however, that Senior Indebtedness shall not include:

      (3)   any obligation of the Company to any Subsidiary;

      (4) any liability for Federal, state, local or other taxes owed or owing by the Company;

      (5) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

      (6) any Indebtedness of the Company (and any accrued and unpaid interest in respect thereof) which is subordinate or junior in any respect to any other Indebtedness or other obligation of the Company; or

      (7) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of this Indenture.

      "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

      "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

      "Subordinated Obligation" means any Indebtedness of the Company or a Guarantor (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes or Subsidiary Guarantee, as applicable, pursuant to a written agreement to that effect.

      "Subsidiary" means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by:

      (1)   such Person;

      (2)   such Person and one or more Subsidiaries of such Person; or

      (3)   one or more Subsidiaries of such Person.

      "Subsidiary Guarantee" means the Guarantee by each Guarantor of the Company's payment obligations under this Indenture and on the Notes, executed pursuant to the provisions of this Indenture.

      "Telecommunications Business" means the business of (1) transmitting or providing services relating to the transmission of voice, video or data through owned or leased terrestrial transmission facilities, (2) constructing, installing, maintaining, creating, developing or marketing communications-related network infrastructure, components, equipment, software and other devices for use in a telecommunications business and related or incidental thereto, (3) billing, monitoring, collecting and other servicing of assets related to any business identified in clause (1) or (2) above, including, without limitation, billing, collecting and other servicing of accounts receivable and (4) any other business reasonably related, ancillary or complimentary to those identified in clause (1), (2) or (3) above.

      "Temporary Cash Investments" means any of the following:

      (1) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;

      (2) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of U.S.$50,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

      (3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

      (4) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-l" (or higher) according to Standard and Poor's Ratings Group;

      (5) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group or "A" by Moody's Investors Service, Inc.;

      (6) Certificados de la Tesoreria de la Federacion (Cetes) or Bonos de Desarrollo del Gobierno Federal (Bondes) issued by the Mexican government and maturing not more than 180 days after the acquisition thereof; and

      (7) certificates of deposit, bank promissory notes and bankers' acceptances denominated in Pesos, maturing not more than 180 days after the acquisition thereof and issued or Guaranteed by any one of the five largest banks (based on assets as of the immediately preceding December 31) organized under the laws of Mexico and which are not under intervention or controlled by the Instituto para la Proteccion al Ahorro Bancario, or any successor thereto.

      "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

      "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

      "Unrestricted Subsidiary" means:

      (1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and

      (2)   any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total assets of U.S.$1.00 or less or (B) if such Subsidiary has assets greater than U.S.$1.00, such designation would be permitted under Section
4.07 hereof.

      The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (A) the Company could Incur U.S.$1.00 of additional Indebtedness under paragraph (a) of Section 4.09 hereof and (B) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

      "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

      "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof, including without limitation, shares of capital stock with limited voting rights (acciones con caracter de inversion neutra) such as the Company's Series N2 Shares deposited in one or more trusts which will issue ordinary participation certificates or CPOs.

      "Warrant Agreement" means that certain warrant agreement, dated March 17, 2000, between the Company and The Bank of New York, as warrant agent thereunder.

      "Warrant Shares" means shares of Capital Stock of the Company issued or issuable upon the exercise of the Warrants.

      "Warrants" means any of the warrants issued by the Company pursuant to the Warrant Agreement.

      "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or one or more Wholly Owned Subsidiaries.

SECTION 1.02    Other Definitions.

                                                                                    Defined in
Term                                                                                 Section
----                                                                                ----------
"Additional Amounts"............................................................       4.19
"Affiliate Transaction".........................................................       4.11
"Asset Sale Offer"..............................................................       3.09
"Authentication Order"..........................................................       2.02
"Covenant Defeasance"...........................................................       8.03
"DTC"...........................................................................       2.03
"Event of Default"..............................................................       6.01
"Excess Proceeds"...............................................................       4.10
"Excessive Additional Amounts"..................................................       3.07
"Exchange Offer"................................................................     Preamble
"Exit Transaction"..............................................................     5.01(a)
"Excluded Taxes"................................................................       4.20
"Legal Defeasance"..............................................................       8.02
"Offer Period"..................................................................       3.09
"Original Indenture"............................................................     Preamble
"Paying Agent"..................................................................       2.03

                                                                                    Defined in
Term                                                                                 Section
----                                                                                ----------
"Permitted Debt"................................................................       4.09
"Purchase Date".................................................................       3.09
"Put Offer".....................................................................       4.15
"Put Offer Period"..............................................................       4.15
"Put Payment"...................................................................       4.15
"Put Payment Date"..............................................................       4.15
"Put Purchase Price"............................................................       4.15
"Registrar".....................................................................       2.03
"Successor Company".............................................................       5.01
"Successor Jurisdiction"........................................................       4.19
"Taxes".........................................................................       4.19

SECTION 1.03    Incorporation by Reference of Trust Indenture Act.

      Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

      The following TIA terms used in this Indenture have the following meanings:

      "indenture securities" means the Notes;

      "indenture security Holder" means a Holder of a Note;

      "indenture to be qualified" means this Indenture;

      "indenture trustee" or "institutional trustee" means the Trustee; and

      "obligor" on the Notes and the Subsidiary Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Notes and the Subsidiary Guarantees, respectively.

      All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04    Rules of Construction.

      Unless the context otherwise requires:

      (a) a term has the meaning assigned to it;

      (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

      (c) "or" is not exclusive;

      (d) "including" means including, without limitation;

      (e) words in the singular include the plural, and words in the plural include the singular;

      (f) provisions apply to successive events and transactions; and

      (g) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                    ARTICLE 2

                                    THE NOTES

SECTION 2.01    Form and Dating.

      (a) General. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of U.S.$1.00 and integral multiples thereof.

      The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, each Guarantor and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

      (b) Global Note. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). The Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of the Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

SECTION 2.02    Execution and Authentication.

      One Officer shall sign the Notes for the Company by manual or facsimile signature.

      If the Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

      Each Note shall be dated the date of its authentication.

      A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

      The Trustee shall, upon a written order of the Company signed by one Officer (an "Authentication Order"), authenticate Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Notes. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.07 hereof.

      The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

SECTION 2.03    Registrar and Paying Agent.

      The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

      The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Note.

      The Company initially appoints the Trustee at its Corporate Trust Office to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Note.

SECTION 2.04    Paying Agent to Hold Money in Trust.

      The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.05    Holder Lists.

      The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish, or cause the Registrar to furnish, to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA Section 312(a).

SECTION 2.06    Transfer and Exchange.

      (a) Transfer and Exchange of Global Note. The Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. The Global Note will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary or
(ii) the Company in its sole discretion determines that the Global Note (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee. Upon the occurrence of either of the preceding events in (i) or (ii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. The Global Note also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, the Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, the Global Note. The Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); however, beneficial interests in the Global Note may be transferred and exchanged as provided in
Section 2.06(b) or (c) hereof.

      (b) Transfer and Exchange of Beneficial Interests in the Global Note. The transfer and exchange of beneficial interests in the Global Note shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Transfers of beneficial interests in the Global Note also shall require compliance with either subparagraph (i) or
(ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

            (i) Transfer of Beneficial Interests in the Global Note. Beneficial interests in the Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

            (ii) All Other Transfers and Exchanges of Beneficial Interests in the Global Note. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive
      Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in
      (1) above. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in the Global Note contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the Global Note pursuant to Section 2.06(g) hereof.

      (c) Transfer or Exchange of Beneficial Interests in the Global Note for Definitive Notes.

      If any holder of a beneficial interest in the Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.

      (d) Transfer and Exchange of Definitive Notes for Beneficial Interests in the Global Note.

      A Holder of a Definitive Note may exchange such Note for a beneficial interest in the Global Note or transfer such Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in the Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Definitive Note and increase or cause to be increased the aggregate principal amount of the Global Note.

      (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e). Upon receipt of a request to register such a transfer, the Registrar shall register the Definitive Notes pursuant to the instructions from the Holder thereof.

      (f) Legends. The following legends shall appear on the face of the Global Note and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

            (i) Global Note Legend. The Global Note shall bear a legend in substantially the following form:

"THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE,
(III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

            (ii) Original Issue Discount Legend. Each Note shall bear a legend in substantially the following form:

"THIS SECURITY WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT UNDER SECTION 1273 OF THE INTERNAL REVENUE CODE. YOU MAY CONTACT THE CHIEF FINANCIAL OFFICER OF MAXCOM TELECOMUNICACIONES, S.A. DE C.V. AT GUILLERMO GONZALEZ CAMARENA #2000, COL. CENTRO DE CIUDAD SANTA FE, 01210 MEXICO D.F., TELEPHONE NUMBER:
011-525-5147-1125, WHO WILL PROVIDE YOU WITH ANY REQUIRED INFORMATION REGARDING THE ORIGINAL ISSUE DISCOUNT."

      (g) Cancellation and/or Adjustment of the Global Note. At such time as all beneficial interests in the Global Note have been exchanged for Definitive Notes or the Global Note has been redeemed, repurchased or canceled in whole and not in part, the Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in the Global Note is exchanged for or transferred to a Person who will take delivery thereof for Definitive Notes, the principal amount of Notes represented by the Global Note shall be reduced accordingly and an endorsement shall be made on the Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction.

      (h) General Provisions Relating to Transfers and Exchanges.

            (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate the Global Note and Definitive Notes upon the Company's order.

            (ii) No service charge shall be made to a holder of a beneficial interest in the Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.15, 5.01(a)(i) and 9.05 hereof).

            (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

            (iv) The Global Note and Definitive Notes issued upon any registration of transfer or exchange of another Global Note or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Note or Definitive Notes surrendered upon such registration of transfer or exchange.

            (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

            (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

            (vii) The Trustee shall authenticate the Global Note and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

            (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

            (ix) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among beneficial owners of interests in the Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.07    Replacement Notes.

      If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note. In the event any such mutilated, lost, destroyed or wrongfully taken Note has become due and payable, the Company in its discretion may pay such Note instead of issuing a new Note in replacement thereof. If after the delivery of such new Note, a bona fide purchaser of the original Note in lieu of which such new Note was issued presents for payment such original Note, the Company and the Trustee shall be entitled to recover such new Note from the person to whom it was delivered or any transferee thereof, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Company or the Trustee in connection therewith.

      Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.08    Outstanding Notes.

      The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in the Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

      If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

      If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.09    Treasury Notes.

      In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

SECTION 2.10    Temporary Notes.

      Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

      Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11    Cancellation.

      The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of such Notes in accordance with its retention and disposal policy (subject to the record retention requirement of the Exchange Act). The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation. The Trustee shall provide the Company with a list of all Notes that have been cancelled.

SECTION 2.12    Defaulted Interest.

      If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

                                   ARTICLE 3

                            REDEMPTION AND PREPAYMENT

SECTION 3.01    Notices to Trustee.

      If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 45 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

SECTION 3.02    Selection of Notes to Be Redeemed.

      If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 45 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

      The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of U.S.$1.00 or whole multiples of U.S.$1.00; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of U.S.$1.00, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03    Notice of Redemption.

      Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

      The notice shall identify the Notes to be redeemed (including the CUSIP number) and shall state:

      (a) the redemption date;

      (b) the redemption price;

      (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

      (d) the name and address of the Paying Agent;

      (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

      (f) that, unless the Company defaults in making such redemption payment, interest and Additional Amounts, if any, on Notes called for redemption ceases to accrue on and after the redemption date;

      (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

      (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

      At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.04    Effect of Notice of Redemption.

      Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

SECTION 3.05    Deposit of Redemption Price.

      One Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued and unpaid interest and Additional Amounts, if any, on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest on, all Notes to be redeemed.

      If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest and Additional Amounts, if any, shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest and Additional Amounts, if any, shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

SECTION 3.06    Notes Redeemed in Part.

      Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.07    Optional Redemption.

      (a) The Company may at its option on one or more occasions redeem Notes in whole or in part at a redemption price (expressed as a percentage of principal amount) of 101.00%, plus accrued and unpaid interest and Additional Amounts, if any, to the redemption date.

      (b) Without the consent of any Holder, outstanding Notes may be redeemed at the Company's option at any time in whole, but not in part, upon its giving irrevocable prior written notice pursuant to Section 3.03 hereof, if, as a result of any amendment to, or change in, the laws (or any related regulation or rulings) of Mexico or any related political subdivision or taxing authority affecting taxation or any amendment to or change in an official interpretation, administration or application of such laws, regulations or rulings (including a holding by a court of competent jurisdiction), which amendment or change of such laws, regulations or rulings becomes effective on or after the date on which the Notes are originally issued, the Company would or would become obligated, after taking reasonable measures available to the Company to avoid such requirement, to pay Additional Amounts (as defined in Section 4.19 hereof) in respect of any Note pursuant to its terms and conditions in excess of the Additional Amounts the Company would be obligated to pay if payments made on the Notes were subject to withholding or deduction of Mexican Taxes at a rate of 4.9 percent ("Excessive Additional Amounts") at a cash price equal to the sum of:

            (i) 100% of the principal amount of the Note on the date of redemption;

            (ii) the related accrued and unpaid interest, if any, to the date of redemption; and

            (iii) any Additional Amounts which would otherwise be payable.

      Notwithstanding the above, no such notice of redemption may be given earlier than 60 days prior to the earliest date on which, but for such redemption, the Company would be obligated to pay Excessive Additional Amounts were any payment on the Notes then due.

      Prior to the mailing of any notice of redemption pursuant to this Section 3.07(b), the Company will deliver to the Trustee (1) an Officer's Certificate stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to its right to so redeem the Notes have occurred and (2) a written opinion of independent counsel in Mexico in English reasonably acceptable to the Trustee to the effect that the Company has or will become obligated to pay such Excessive Additional Amounts as a result of such change or amendment. Once the Company delivers such notice to the Trustee, it will be irrevocable.

      (c) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

SECTION 3.08    Mandatory Redemption; Open Market Purchases.

      The Company shall not be required to make mandatory redemption payments with respect to the Notes. The Company may at any time and from time to time purchase Notes in the open market.

SECTION 3.09    Offer to Purchase by Application of Excess Proceeds.

      In the event that, pursuant to Section 4.10 hereof, the Company shall be required to commence an offer to all Holders to purchase Notes (an "Asset Sale Offer"), it shall follow the procedures specified below.

      In the event of an Asset Disposition that requires the purchase of the Notes (and other Senior Indebtedness) pursuant to clause (a)(4) of Section 4.10 hereof, the Company will purchase Notes tendered pursuant to an offer by the Company for the Notes (and such other Senior Indebtedness) at a purchase price of 100% of their principal amount (or, in the event such other Senior Indebtedness was issued with significant original issue discount, 100% of the accreted value thereof) without premium, plus accrued but unpaid interest (or, in respect of such other Senior Indebtedness, such lesser price, if any, as may be provided for by the terms of such Senior Indebtedness) in accordance with the procedures (including prorating in the event of oversubscription) set forth in this Indenture. If the aggregate purchase price of Notes (and any other Senior Indebtedness) tendered pursuant to such offer is less than the Net Available Cash allotted to the purchase thereof, the Company will be required to apply the remaining Net Available Cash only for purposes not prohibited in this Indenture. If the aggregate purchase price of the securities tendered exceeds the Net Available Cash allotted to their purchase, the Company will select the securities to be purchased on a pro rata basis but in round denominations, which in the case of the Notes will be denominations of U.S.$1.00 principal amount or multiples thereof. The Company shall not be required to make such an offer to purchase Notes (and other Senior Indebtedness) pursuant to Section 4.10 hereof if the Net Available Cash available therefor is less than U.S.$5.0 million (which lesser amount shall be carried forward for purposes of determining whether such an offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

      The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to Section 4.10 hereof. To the extent that the provisions of any securities laws or regulations conflict with provisions of Section 4.10 hereof, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this clause by virtue of its compliance with such securities laws or regulations.

      The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Notes required to be purchased hereunder in the manner set forth above. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

      If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Additional Amounts, if any, shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

      Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

      (a) that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;

      (b) the Offer Amount, the purchase price and the Purchase Date;

      (c) that any Note not tendered or accepted for payment shall continue to accrete or accrue interest and Additional Amounts, if applicable;

      (d) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrete or accrue interest and Additional Amounts, if applicable, after the Purchase Date;

      (e) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in integral multiples of U.S.$1.00 only;

      (f) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

      (g) that Holders shall be entitled to withdraw their election if the Company, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

      (h) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of U.S.$1.00, or integral multiples thereof, shall be purchased); and

      (i) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

      On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, deposit by 10:00 a.m. New York City time, on such date with the Paying Agent an amount equal to Asset Sale Offer Amount, plus any accrued and unpaid interest and Additional Amounts, if any, in respect of all Notes, or portions thereof, so accepted and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

      Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

SECTION 3.10    CUSIP Numbers

      The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.

                                    ARTICLE 4

                                    COVENANTS

SECTION 4.01    Payment of Notes.

      The Company shall pay or cause to be paid the principal of, premium, if any, interest, if any, and Additional Amounts, if any, on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest, if any, and Additional Amounts, if any, then due.

      The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1.25% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02    Maintenance of Office or Agency.

      The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

      The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

      The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

SECTION 4.03    SEC Reports.

      Whether or not required by the SEC, so long as any Notes are outstanding, the Company shall furnish to the Holders of the Notes, within the time periods specified in the SEC's rules and regulations all quarterly and annual financial information that would be required to be contained in a filing with the SEC on
(1) Form 6-K (provided that the Company shall be deemed to be required to file
(A) such Forms for each of the first three fiscal quarters for each fiscal year and (B) the information required to be filed with the SEC on Form 8-K, if applicable, for changes in control, acquisition or disposition of assets, bankruptcy or receivership and changes in the Company's certifying accountants) and (2) Form 20-F if the Company were required to file such Forms, including an "Operating Results and Condition" disclosure section and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants.

      In addition, whether or not required by the SEC, the Company will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

      Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the

Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

SECTION 4.04    Compliance Certificate.

      (a) The Company and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each fiscal year commencing with the end of fiscal year 2004, an Officers' Certificate signed by two Officers of the Company, one of whom must be the principal executive officer, principal financial officer, the treasurer or principal accounting officer stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

      (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants or the Mexican Institute of Public Accountants, the year-end financial statements delivered pursuant to
Section 4.03 above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

      (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith within five Business Days upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.05    Taxes.

      The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

SECTION 4.06    Stay, Extension and Usury Laws.

      The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07    Limitation on Restricted Payments.

      (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

            (1) a Default shall have occurred and be continuing (or would result therefrom);

            (2) the Company is not entitled to Incur an additional U.S.$1.00 of Indebtedness pursuant to paragraph (a) of Section 4.09 hereof; or

            (3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of (without duplication):

                  (A) the remainder of (x) cumulative Consolidated Cash Flow during the period (taken as a single accounting period) beginning on the commencement of the third fiscal quarter of the Company after the Issue Date and ending on the last day of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment minus (y) the product of 2.75 times cumulative Consolidated Interest Expense during such period; plus

                  (B) 100% of the aggregate Net Cash Proceeds received by the Company from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the Company, the issuance of Capital Stock of the Company pursuant to irrevocable commitments made in connection with the Recapitalization prior to the Issue Date, or to the extent such Net Cash Proceeds are utilized as the basis for Incurring Indebtedness pursuant to Section 4.09(b)(15) hereof), including sales to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees; provided that the Company receives cash and that the Company does not directly or indirectly finance such purchases of Capital Stock, and 100% of any cash contribution subsequent to the Issue Date; plus

                  (C) the amount by which Indebtedness of the Company is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange); plus

                  (D) an amount equal to the sum of (x) the net reduction in Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investments, proceeds representing the return of capital (excluding dividends and distributions to the extent that they are accounted for in Consolidated Cash Flow in clause (3) (A) above) in each case received by the Company or any Restricted Subsidiary, and (y) the portion (proportionate to the Company's equity interest in such Person) of the fair market value of the net assets of such Person at the time such Person is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any such Person or Persons, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment under this clause (a) (3)) by the Company or any Restricted Subsidiary in such Person.

      (b) The preceding provisions will not prohibit:

            (1) any Restricted Payment (other than a Restricted Payment described in clause (1) of the definition of "Restricted Payment") made out of the Net Cash Proceeds of the substantially concurrent sale of, or made by exchange for, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company) or a substantially concurrent capital contribution; provided, however, that (A) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale or such capital contribution (to the extent so used for such Restricted Payment) shall be excluded from the calculation of amounts under clause (3) (B) of paragraph (a) above;

            (2) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness which is permitted to be Incurred pursuant to Section 4.09 hereof; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments under clause (a) (3) above;

            (3) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this Section 4.07; provided, however, that such dividend shall be included in the calculation of the amount of Restricted Payments under clause (a) (3) above (unless already incurred in determining the amount of Restricted Payments previously made upon declaration of such dividend);

            (4) the repurchase or other acquisition of shares of Capital Stock of the Company or any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; provided, however, that the aggregate amount of such repurchases and other acquisitions shall not exceed U.S.$250,000 in any calendar year; provided further, however, that such repurchases and other acquisitions shall be excluded in the calculation of the amount of Restricted Payments under clause (a) (3) above;

            (5) the repurchase of Warrant Shares pursuant to the terms of the Warrant Agreement as in effect on the Issue Date;

            (6) (A) any liquidation preference accrual or accretion with respect to the New Preferred Shares or (B) any liquidation preference payment made with respect to New Preferred Shares in accordance with the rights and designations of such Capital Stock as in effect on the Issue Date so long as the Company has made a Put Offer pursuant to Section 4.15 herein within 60 days prior to payment of the liquidation preference with respect to such New Preferred Shares; or

            (7) payments or distributions to dissenting stockholders required by applicable law, pursuant to or in connection with an Exit Transaction that complies Section 5.01 hereof.

SECTION 4.08 Limitation on Restrictions on Distributions from Restricted Subsidiaries.

      The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company, (b) make any loans or advances to the Company or (c) transfer any of its property or assets to the Company, except:

            (1) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date;

            (2) any encumbrance or restriction with respect to a Restricted Subsidiary in existence at the time such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date;

            (3) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (1) or (2) of this Section
                  4.08 or this clause (3) or contained in any amendment to an agreement referred to in clause (1) or (2) of this Section
                  4.08 or this clause (3); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are no less favorable to the Noteholders than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements;

            (4) any such encumbrance or restriction consisting of customary non-assignment provisions in concessions, permits, licensing agreements and leases governing leasehold interests to the extent such provisions restrict the transfer of the concession, permit, license or lease or the rights granted or property leased thereunder;

            (5) in the case of clause (c) above, restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages;

            (6) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

            (7) any restriction on the sale or other disposition of assets or property securing Indebtedness as a result of a Permitted Lien on such assets or property;

            (8) an encumbrance or restriction pursuant to purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (c) above on the property so acquired;

            (9) any encumbrance or restriction existing under or by reason of applicable law or regulations;

            (10) customary provisions relating to assets or properties in which the Company has Investments in joint ventures, provided that the Company was entitled to make the Investment pursuant to
                  Section 4.07 hereof; and

            (11) any encumbrance or restriction existing by reason of any Purchase Money Note or other Indebtedness or contractual requirements incurred with respect to a Qualified Securitization Transaction relating to a Qualified Subsidiary.

SECTION 4.09    Limitation on Indebtedness.

      (a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company shall be entitled to Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto no Default has occurred and is continuing and,

      (1) the Consolidated Leverage Ratio would be less than 3.75 to 1; and

      (2) the Fixed Charge Coverage Ratio would be at least 2.0 to 1.0.

      (b) Notwithstanding the foregoing paragraph (a), so long as no Default has occurred and is continuing, the Company and the Restricted Subsidiaries will be entitled to Incur any or all of the following Indebtedness:

            (1) Indebtedness of the Company or a Restricted Subsidiary Incurred at any time after the Issue Date for the purposes of financing the cost (including the cost of design, construction, acquisition, installation, development, improvement or integration) of telecommunications assets (including acquisitions by way of capital lease and acquisitions of Capital Stock of a Person that becomes a Restricted Subsidiary as a result of such acquisition to the extent of the fair value of the telecommunications assets so acquired), up to U.S.$100.0 million in aggregate principal amount at any one time outstanding;

            (2) Indebtedness owed to and held by the Company or a Wholly Owned Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock which results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon and (B) if the Company or any Guarantor is the obligor on such Indebtedness, such

                  Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes, in the case of the Company or the Subsidiary Guarantee, in the case of any Guarantor;

            (3) Indebtedness with respect to (i) the Notes and the related Subsidiary Guarantees, (ii) the Company's 13-3/4% Series B Senior Notes due 2007 and any guarantees by Restricted Subsidiaries made in connection therewith; and (iii) the Company's Senior Notes due 2007 and any guarantees by Restricted Subsidiaries made in connection therewith;

            (4) Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (2) or (3) of paragraph (b) of this Section 4.09);

            (5) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company); provided, however, that on the date of such acquisition and after giving pro forma effect thereto, the Company would have been able to Incur at least U.S.$1.00 of additional Indebtedness pursuant to paragraph (a) of this Section 4.09;

            (6) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (1), (3), (4),
                  (5) or this clause (6); provided, however, that to the extent such Refinancing Indebtedness directly or indirectly Refinances Indebtedness of a Subsidiary Incurred pursuant to clause (5), such Refinancing Indebtedness shall be Incurred only by such Subsidiary;

            (7) Hedging Obligations that are Incurred for the purpose of protecting the Company against fluctuations in interest rates with respect to Indebtedness permitted to be Incurred by the Company pursuant to this Indenture or against currency fluctuations in the ordinary course of business; provided, however, that the notional amount of any Hedging Obligations under any Interest Rate Agreement shall not exceed the principal amount of the Indebtedness appearing on the balance sheet of the Company for which the Interest Rate Agreement has been entered into and the aggregate notional amount of all Hedging Obligations under Currency Agreements shall not exceed U.S.$50.0 million at any one time outstanding;

            (8) Indebtedness consisting of Subordinated Obligations owing to any Persons that are not then Affiliates of the Company which is Incurred by the Company or any Restricted Subsidiary up to U.S. $25.0 million aggregate principal amount at any one time outstanding; provided, however, that any Indebtedness Incurred pursuant to this clause (8) shall not have a Stated

                  Maturity on or prior to the Stated Maturity of the Notes, shall not be mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or be redeemable at the option of the holders thereof, in whole or in part, on or prior to the Stated Maturity of the Notes and shall not pay principal or interest in cash on or prior to the Stated Maturity of the Notes;

            (9) Indebtedness consisting of Subordinated Obligations owing to any then Affiliates of the Company which is Incurred by the Company or any Restricted Subsidiary up to U.S. $25.0 million aggregate principal amount at any one time outstanding; provided, however, that any Indebtedness Incurred pursuant to this clause (9) shall not have a Stated Maturity on or prior to the Stated Maturity of the Notes, shall not be mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or be redeemable at the option of the holders thereof, in whole or in part, on or prior to the Stated Maturity of the Notes, shall not pay principal or interest in cash on or prior to the Stated Maturity of the Notes and shall not accrete at a rate in excess of 18.0% per annum;

            (10) Indebtedness consisting of performance and other similar bonds and reimbursement obligations Incurred by the Company in the ordinary course of business securing the performance of contractual, franchise, concession or license obligations of the Company or a Restricted Subsidiary;

            (11) Indebtedness of the Company to the extent the net proceeds thereof are promptly (i) used to purchase Notes pursuant to a Put Offer or (ii) deposited to defease the Notes as described under Article 8;

            (12) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, from guarantees or from letters of credit, surety bonds or performance bonds securing such obligations, of the Company or its Restricted Subsidiaries, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Company or a Restricted Subsidiary in connection with such disposition;

            (13) Indebtedness of the Company or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business in respect of workers' compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims; provided, however, that obligations arising upon the drawing of such letters of credit or the Incurrence of such Indebtedness are reimbursed within 30 days following such drawing or Incurrence;

            (14) the guarantee by the Company or any of the Guarantors of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this Section 4.09;

            (15) Indebtedness equal to 100% of the Net Cash Proceeds received by the Company or its Restricted Subsidiaries from the issuance or sale of Capital Stock or capital contributions subsequent to the Issue Date (other than pursuant to irrevocable commitments made on or prior to the Issue Date or an issuance or sale to a Subsidiary of the Company), except to the extent such Net Cash Proceeds have been applied pursuant to clause (a)(3)(B) of Section 4.07 hereof to make a Restricted Payment;

            (16)  Attributable Debt with respect to any Sale/Leaseback
                  Transaction;

            (17) Indebtedness Incurred in a Qualified Securitization Transaction; and

            (18) Indebtedness of the Company in an aggregate principal amount which, when taken together with all other indebtedness of the Company outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (1) through (17) above or paragraph (a)) does not exceed U.S.$20.0 million; provided that such Indebtedness is used for working capital and/or other general purposes.

      (c) Notwithstanding the foregoing, the Company shall not Incur any Indebtedness pursuant to the foregoing paragraph (b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations unless such Indebtedness shall be subordinated to the Notes to at least the same extent as such Subordinated Obligations.

      (d) Notwithstanding the foregoing, prior to the consummation of an Exit Transaction, the Company shall not Incur any additional Indebtedness pursuant to clauses (1), (3), (6), or (18) of paragraph (b) of this Section 4.09 (but, in the case of clause (6), only with respect to Refinancing Indebtedness Incurred pursuant to clauses (1) or (3) of paragraph (b) of this Section 4.09) if the aggregate principal amount of Indebtedness of the Company and the Restricted Subsidiaries at any one time outstanding pursuant to such clauses exceeds, or, after giving effect to such additional Indebtedness, would exceed, U.S. $150 million. Simultaneously with the consummation of an Exit Transaction, this paragraph (d) shall cease to be of any force or effect and shall not be applicable to any Successor Company.

      (e) For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Company, in its sole discretion, will
(1) classify such item of Indebtedness at the time of Incurrence and only be required to include the amount and type of such Indebtedness in one of the above clauses and (2) be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described above.

SECTION 4.10    Limitation on Sales of Assets and Subsidiary Stock.

      (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless:

            (1) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration), as determined in good faith by the Board of Directors, of the shares and assets subject to such Asset Disposition;

            (2) at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents;

            (3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be) within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash either:

                  (A) to the extent the Company elects (or is required by the terms of any Indebtedness), to prepay, repay, redeem or purchase Senior Indebtedness of the Company or Indebtedness (other than any Disqualified Stock) of a Wholly Owned Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company); or

                  (B) to the extent the Company elects, to acquire Additional Assets;

            (4) to the extent of the aggregate balance of Net Available Cash after application in accordance with paragraph (3) above, the Company or such Restricted Subsidiary makes an offer to the Holders of the Notes (and to, at the election of the Company, holders of other Senior Indebtedness designated by the Company) to purchase Notes (and such other Senior Indebtedness) pursuant to and subject to the conditions contained in this Indenture; and

            (5) to the extent that any portion of Net Available Cash remains after compliance with clause (4) above, the Company or such Restricted Subsidiary uses such remaining portion only for purposes not prohibited in this Indenture.

      In connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) of paragraph (3) or paragraph (4) above, the Company or such Restricted Subsidiary shall permanently retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

      Notwithstanding the foregoing provisions of this Section 4.10, the Company and the Restricted Subsidiaries will not be required to apply any Net Available Cash in accordance with this Section 4.10 except to the extent that the aggregate Net Available Cash from all Asset Dispositions which are not applied in accordance with this Section 4.10 exceeds U.S.$5.0 million. Pending application of Net Available Cash pursuant to this Section 4.10 (except for clause (a)(5) above), such Net Available Cash shall be invested in cash or Temporary Cash Investments or applied to temporarily reduce revolving credit Indebtedness.

      (b) For the purposes of this Section 4.10, the following are deemed to be cash or cash equivalents:

            (1) the assumption of Indebtedness of the Company or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition; and

            (2) securities received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash.

SECTION 4.11    Limitations on Affiliate Transactions.

      (a) The Company shall not, and shall not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an "Affiliate Transaction") unless:

            (1) the terms of the Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of the Affiliate Transaction in arm's-length dealings with a Person who is not an Affiliate:,

            (2) if such Affiliate Transaction involves an amount in excess of U.S.$1.0 million but is less than or equal to U.S.$5.0 million, the terms of the Affiliate Transaction are set forth in writing and a majority of disinterested directors of the Company have determined in good faith that the criteria set forth in clause (1) are satisfied and have approved the relevant Affiliate Transaction as evidenced by a Board of Directors resolution; and

            (3) if such Affiliate Transaction involves an amount in excess of U.S.$5.0 million, the Board of Directors shall also have received a written opinion from an investment banking firm of national United States prominence that is not an Affiliate of the Company to the effect that such Affiliate Transaction is fair, from a financial standpoint, to the Company and its Restricted Subsidiaries.

      (b) The provisions of the preceding paragraph (a) will not apply to:

            (1) any Investment (other than a Permitted Investment) or other Restricted Payment, in each case permitted to be made pursuant to Section 4.07 hereof;

            (2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by a majority of the disinterested members of the Board of Directors;

            (3) loans or advances to employees in the ordinary course of business in accordance with the past practices of the Company or its Restricted Subsidiaries, but in any event not to exceed U.S.$0.5 million in the aggregate outstanding at any one time;

            (4) the payment of reasonable fees to directors of the Company and its Restricted Subsidiaries who are not employees of the Company or its Restricted Subsidiaries;

            (5) any transaction with a Restricted Subsidiary or joint venture or similar entity which would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in or otherwise controls such Restricted Subsidiary, joint venture or similar entity;

            (6) the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company;

            (7) any Affiliate Transaction between the Company and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries;

            (8) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business consistent with past practice; and

            (9) transactions effected as part of a Qualified Securitization Transaction, including, without limitation, any sale, conveyance or other transfer of accounts receivable, contracts receivable and other related assets customarily transferred in an asset securitization transaction involving accounts receivable or contracts receivable to a Qualified Subsidiary in a Qualified Securitization Transaction.

SECTION 4.12    Limitations on Liens.

      The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien of any nature whatsoever on any of its properties (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, other than Permitted Liens, without effectively providing that the Notes or the Subsidiary Guarantee, as applicable, shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured.

      Any Lien created for the benefit of the Holders of the Notes pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the initial Lien.

SECTION 4.13    Limitation of Business Activities.

      The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, engage in any business other than the Telecommunications Business.

SECTION 4.14    Corporate Existence.

      Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and
(ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

SECTION 4.15    Optional Offer to Repurchase Notes.

      Upon the occurrence of a Put Offer Event, each Holder shall have the right to require that the Company offer to repurchase all or any part (equal to U.S.$1.00 or an integral multiple thereof) of such Holder's Notes at a purchase price in cash equal to 100% of the principal amount of such Notes plus accrued and unpaid interest, if any, on the date of purchase and Additional Amounts, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date). The Put Offer, if any, will remain open for a period of at least 30 days following its commencement but no longer than 60 days, except to the extent that a longer period is required by applicable law (the "Put Offer Period"). On the first Business Day after the termination of the Put Offer Period (the "Put Payment Date"), the Company will purchase all Notes validly tendered and not properly withdrawn pursuant to the Put Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made on the Notes.

      Within 30 days following any Put Offer Event, the Company shall mail a notice to each Holder with a copy to the Trustee (the "Put Offer") stating:

      (1) that a Put Offer Event has occurred and that such Holder has the right to require the Company to purchase such Holder's Notes at a purchase price in cash equal to 100% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, and Additional Amounts, if any, (the "Put Purchase

            Price") to the Put Payment Date (subject to the right of holders of record on the relevant record date to receive interest on the relevant interest payment date);

      (2) the circumstances and relevant facts regarding such Put Offer Event (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Put Offer Event);

      (3) the Put Payment Date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed);

      (4) that any Note accepted for payment pursuant to the Put Offer (and duly paid for on the Put Payment Date) shall cease to accrue interest and Additional Amounts, if applicable, after the Put Payment Date;

      (5) that any Notes (or portions thereof) not validly tendered shall continue to accrue interest and Additional Amounts, if applicable;

      (6) the instructions, as determined by the Company, consistent with the covenant described hereunder, that a Holder must follow in order to have its Notes purchased.

      On or before the Put Payment Date, if any, the Company shall, to the extent lawful, (1) accept for payment all Notes or portions thereof validly tendered and not properly withdrawn pursuant to the Put Offer, (2) deposit by 10:00 a.m., New York City time, on such date with the Paying Agent an amount equal to the Put Purchase Price in respect of all Notes or portions thereof so validly tendered and not properly withdrawn and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly (but in any case not later than five days after the Put Payment Date) mail to each Holder of Notes so validly tendered and not properly withdrawn the Put Purchase Price for such Notes.

      Upon surrender and cancellation of a Definitive Note that is purchased in part pursuant to the Put Offer, the Company shall promptly issue and the Trustee shall authenticate and mail (or cause to be transferred by book entry) to the surrendering Holder of such Definitive Note, a new Definitive Note equal in principal amount to the unpurchased portion of such surrendered Definitive Note; provided that each such new Certificated Note shall be in a principal amount of $1,000 or an integral multiple thereof.

      Upon surrender of the Global Note that is purchased in part pursuant to a Put Offer, the Paying Agent shall forward the Global Note to the Trustee who shall make a notation on Schedule A thereof to reduce the principal amount of such Global Note to an amount equal to the unpurchased portion of such Global Note, as provided in Section 2.06 hereof. The Company shall publicly announce the results of the Put Offer on the Put Payment Date. For purposes of this
Section 4.15, the Trustee shall act as the Paying Agent.

      The Company shall not be required to make a Put Offer following a Put Offer Event if a third party makes the Put Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Put Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Put Offer.

      The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes as a result of a Put Offer Event. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the covenant described hereunder by virtue of its compliance with such securities laws or regulations.

SECTION 4.16    [Intentionally Omitted].

SECTION 4.17 Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries.

      The Company

      (1) shall not, and shall not permit any Restricted Subsidiary to, sell, lease, transfer or otherwise dispose of any Capital Stock of any Restricted Subsidiary to any Person (other than the Company or a Wholly Owned Subsidiary), and

      (2) will not permit any Restricted Subsidiary to issue any of its Capital Stock (other than, if necessary, shares of its Capital Stock constituting directors' or other legally required qualifying shares) to any Person (other than to the Company or a Wholly Owned Subsidiary), unless:

            (A) immediately after giving effect to such issuance, sale or other disposition, neither the Company nor any of its Subsidiaries own any Capital Stock of such Restricted Subsidiary; or

            (B) immediately after giving effect to such issuance, sale or other disposition, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect thereto would have been permitted to be made under Section 4.07 hereof if made on the date of such issuance, sale or other disposition.

SECTION 4.18    Future Subsidiary Guarantors.

      The Company shall cause each future Restricted Subsidiary to promptly Guarantee the Notes and execute a Supplemental Indenture providing for such Subsidiary Guarantee on the terms and conditions set forth in this Indenture and deliver an opinion of counsel satisfactory to the Trustee within 10 Business Days of the date it was acquired or created. The form of such Supplemental Indenture is attached as Exhibit C hereto.

SECTION 4.19    Additional Amounts.

      All payments made on or with respect to the Notes shall be made free and clear of, and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge imposed or levied by or on behalf of Mexico or any of its related political subdivisions or taxing authorities (or by the jurisdiction of incorporation, seat of management or residence for tax purposes of any successor to the Company (a "Successor Jurisdiction")), including any related interest, penalties or additions ("Taxes"), unless the Company is (or any other entity, on the Company's behalf, is) required by law or by the interpretation of administration of law.

      If the Company is required to withhold or deduct any amount for or on account of Taxes from any payment made on or with respect to the Notes, the Company shall pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by each Holder of the Notes after such withholding or deduction (including withholding or deduction imposed upon such Additional Amounts) will not be less than the amount such Holder would have received if such Taxes had not been withheld or deducted.

      However, no Additional Amounts shall be payable with respect to:

      (1) any Taxes which are imposed solely by reason of a present or former connection between the Holder or beneficial owner of the Note (or between a fiduciary, settlor, beneficiary, member of, or possessor of power over, such Holder or beneficial owner, if such Holder or beneficial owner is an estate, trust or partnership) and the jurisdiction imposing such Taxes, other than a connection arising from the mere holding of, or receipt of payments on, the Notes or by exercising any rights under the Notes or this Indenture;

      (2) any Taxes to the extent they are imposed solely by reason of the failure by the Holder or beneficial owner to comply with any certification, identification, documentation or other reporting requirements, whether imposed by statute, applicable tax treaty, regulation or administrative practice; provided that

            (A) such compliance is required or imposed as a precondition to exemption from, or reduction in the rate of, such Taxes,

            (B)   such Holder may legally comply with such requirements, and

            (C) at least 60 days prior to the first payment date with respect to which the Company applies this clause (2) (or in the event of any subsequent change in any such requirements, at least 60 days prior to the first payment date for which such change is effective) the Company has notified the Trustee and all Holders of the Notes in writing as to any such requirements; or

      (3) where presentation is required for payment on a Note, any Taxes which are imposed solely by reason of the Holder's presentation of a Note for payment more than 30 days after the date on which the relevant payment is first made available to the Holder (but only to the extent that the Holder would have been entitled to

            Additional Amounts had the Note been presented on any day (including the last day within such 30-day period);

      (4) any estate, inheritance, gift, sales, transfer, personal property or similar Taxes imposed with respect to any Note;

      (5) any Taxes that are only payable other than by withholding of deduction; or

      (6)   any combination of (1), (2), (3), (4) or (5) (the Taxes described in
            (1) through (6) for which no Additional Amounts are payable are hereinafter referred to as "Excluded Taxes").

      Notwithstanding the foregoing, the limitations on the Company's obligation to pay Additional Amounts set forth in clause (2) above will not apply if:

            (i) the provision of information, documentation or other evidence described in such clause (2) would be materially more onerous, in form, in procedure or in the substance of information disclosed, to a Holder or beneficial owner of a Note than comparable information or other reporting requirements imposed under US tax law (including the United States -- Mexico Income Tax Treaty), regulation and administrative practice (such as IRS Forms W-8 and W-9); or

            (ii) Rule 3.23.8 issued by the Secretaria de Hacienda y Credito Publico (Ministry of Finance and Public Credit) on April 30, 2004 or a substantially similar successor of such rule is in effect, unless (a) the provision of the information, documentation or other evidence described in clause (2) is expressly required by statute, regulation, ruling or administrative practice in order to apply Rule 3.23.8 (or successor rule), the Company cannot obtain such information, documentation or other evidence on its own through reasonable diligence and the Company otherwise would meet the requirements for application of Rule 3.23.8 (or successor rule) or (b) in the case of a Holder or beneficial owner of a Note that is a pension fund or other tax-exempt organization, payments to such Holder or beneficial owner would be subject to Taxes at a rate less than that provided by Rule 3.23.8 (or successor rule) if the information, documentation or other evidence required under clause (2) above were provided.

      In addition, clause (2) above shall be construed to require that a non-Mexican pension or retirement fund or other Holder or beneficial owner of a Note register with the Ministry of Finance and Public Credit of Mexico for the purpose of establishing eligibility for an exemption from or reduction of Taxes.

      The Company shall make any required withholding or deduction and remit the full amount deducted or withheld to the appropriate taxing authority, as and when required by applicable law. The Company shall furnish to the Trustee, within 30 days after the date the payment of any Taxes is due, evidence of such payment by the Company. The Company shall deliver copies of such evidence to Holders of the Notes or the Paying Agent upon request.

      The Company shall indemnify and hold harmless each Holder of Notes and, upon written request of any Holder of Notes, reimburse each such Holder, for the amount of:

      (1) any Taxes (other than Excluded Taxes) levied or imposed and paid by such Holder as a result of payments made on or with respect to the Notes; provided that reasonable supporting documentation is provided; and

      (2) any Taxes (other than Excluded Taxes) levied or imposed with respect to any reimbursement under the foregoing clause (1), so that the net amount received by such Holder after such reimbursement will not be less than the net amount the Holder would have received if Taxes (other than Excluded Taxes) on such reimbursement had not been imposed.

Any payments made pursuant to the preceding sentence shall be treated as Additional Amounts for all relevant purposes.

      The Company shall pay any present or future stamp, court, documentary or other similar Taxes, charges or levies that arise in Mexico or any of its political Subdivisions (or any Successor Jurisdiction) from the execution, delivery, registration of, or enforcement of rights under, the Notes, this Indenture or any related document.

      Whenever in this Indenture or any related document there is mentioned, in any context, the payment of principal (and premium, if any), redemption price, interest or any other amount payable on or with respect to any Note such mention shall be deemed to include any Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

      The obligation to pay Additional Amounts under the terms and conditions described above shall survive any termination, defeasance or discharge of this Indenture.

                                    ARTICLE 5

                                   SUCCESSORS

SECTION 5.01    Merger and Consolidation.

      (a) The Company shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any Person (an "Exit Transaction"), unless one of the following conditions is satisfied (as may be elected by the Company in its sole discretion):

      (i)   the Company offers to purchase each Holder's Notes pursuant to
            Section 4.15; or

      (ii)  each of the following conditions is satisfied:

            (1) the resulting, surviving or transferee Person (the "Successor Company") shall be a Person organized and existing under the laws of Mexico, the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the

                  Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and this Indenture;

            (2) immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing (provided that for purposes of such pro forma analysis, Section 4.09(d) shall be deemed to no longer be in force or effect);

            (3) immediately after giving pro forma effect to such transaction, one of the following two conditions is satisfied: either (i) the Successor Company would be able to Incur an additional U.S.$1.00 of Indebtedness pursuant to paragraph (a) of Section
                  4.09 hereof or (ii) both (A) the Consolidated Leverage Ratio of the Successor Company is not more than the Consolidated Leverage Ratio of the Company immediately prior to such transaction and (B) the Fixed Charge Coverage Ratio of the Successor Company is not less than the Fixed Charge Coverage Ratio of the Company immediately prior to such transaction;

            (4) immediately after giving pro forma effect to such transaction, the Successor Company shall have Consolidated Net Worth in an amount that is not less than the Consolidated Net Worth of the Company immediately prior to such transaction; and

            (5) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture (provided, that such Opinion of Counsel may assume, among other things, the satisfaction of all financial ratios in connection with such transaction).

For purposes of calculating the Successor Company's Consolidated Leverage Ratio, Fixed Charge Coverage Ratio and Consolidated Net Worth in this Section 5.01, all references to the Company and its Restricted Subsidiaries in the definitions of Consolidated Cash Flow, Consolidated Interest Expense, Consolidated Leverage Ratio, Consolidated Net Income, Consolidated Net Worth and Fixed Charge Coverage Ratio shall be deemed to include the Successor Company, the Company and its Restricted Subsidiaries.

      (b) The Successor Company shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, but the predecessor Company in the case of a conveyance, transfer or lease shall not be released from the obligation to pay the principal of and interest on the Notes unless such transaction (i) involves a Successor Company other than the Company which expressly assumes, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the Company under the Notes and this

Indenture and (ii) satisfies the other conditions set forth in Section 5.01(a)(ii), in which case the Company and each Guarantor will be released and relieved of any and all obligations hereunder, under the Notes, any Subsidiary Guarantee delivered in connection with this Indenture, and any other instrument, undertaking or agreement delivered by the Company or a Guarantor in connection with this Indenture (other than any Officers' Certificate). Upon delivery by the Company to the Trustee of an Officers' Certificate to the effect that such conveyance, transfer, or lease was made by the Company in accordance with the provisions of this Indenture, including without limitation Section 5.01(a)(ii), the Trustee shall execute any documents reasonably required in order to evidence the release the Company and each Guarantor from their respective obligations hereunder, under the Notes, under any Subsidiary Guarantee, and under any other instrument, undertaking or agreement delivered by the Company or a Guarantor in connection with this Indenture (other than any Officers' Certificate).

                                   ARTICLE 6

                              DEFAULTS AND REMEDIES

SECTION 6.01    Events of Default.

      An "Event of Default" occurs if:

      (a) the Company defaults in the payment when due of interest or any Additional Amounts on the Notes and such default continues for a period of 30 days;

      (b) the Company defaults in the payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an Asset Sale Offer or a Put Offer) or otherwise;

      (c) the Company fails to comply with any of the provisions of Section
5.01;

      (d) the Company fails to comply with the provisions of clause (c) of
Section 4.04 hereof for a period of 30 or more days commencing on the date of such default;

      (e) the Company fails to comply with any of the provisions of Sections 4.07, 4.08, 4.09, 4.10 (other than a failure to purchase Notes), 4.03, 4.11, 4.12, 4.13, 4.15 (other than a failure to purchase Notes), 4.17, 4.18 or 4.19 for 30 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class;

      (f) the Company fails to observe or perform any other covenant, representation, warranty or other agreement in this Indenture or the Notes for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class;

      (g) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Significant Subsidiaries, whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, which default results in the acceleration

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of such Indebtedness prior to its express maturity and, in each case, the principal amount of such Indebtedness exceeds U.S.$5.0 million or more;

      (h) a final judgment or decree for the payment of money is entered by a court or courts of competent jurisdiction against the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary and such judgment or decree remains undischarged for a period (during which execution shall not be effectively stayed or waived within 10 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class) of 60 consecutive days, provided that such undischarged judgment or decree exceeds U.S.$5.0 million;

      (i) the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

            (i) commences a voluntary case,

            (ii) consents to the entry of an order for relief against it in an involuntary case,

            (iii) consents to the appointment of a custodian of it or for all or substantially all of its property,

            (iv) makes a general assignment for the benefit of its creditors, or

            (v) generally is not paying its debts as they become due;

      (j) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

            (i) is for relief against the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

            (ii) appoints a custodian of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

            (iii) orders the liquidation of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days;
or

      (k) except as permitted by this Indenture, any Subsidiary Guarantee is held in any final judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force

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

and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under such Guarantor's Subsidiary Guarantee.

SECTION 6.02    Acceleration.

      If any Event of Default (other than an Event of Default specified in clause (i) or (j) of Section 6.01 hereof with respect to the Company, any Significant Subsidiary or any group of Significant Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Upon such declaration, the Notes shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (i) or
(j) of Section 6.01 hereof occurs with respect to the Company, any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, all outstanding Notes shall be due and payable immediately without further action or notice. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal or premium, if any, that has become due solely because of the acceleration) have been cured or waived.

SECTION 6.03    Other Remedies.

      If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, interest and Additional Amounts, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

      The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04    Waiver of Past Defaults.

      Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest and Additional Amounts, if any, on, the Notes (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

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

SECTION 6.05    Control by Majority.

      Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

SECTION 6.06    Limitation on Suits.

      Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only unless:

      (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

      (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

      (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

      (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

      (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

      A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

SECTION 6.07    Rights of Holders of Notes to Receive Payment.

      Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, interest and Additional Amounts, if any, on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08    Collection Suit by Trustee.

      If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, interest and Additional Amounts, if any, remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs

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

and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09    Trustee May File Proofs of Claim.

      The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10    Priorities.

      If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

            First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

            Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Additional Amounts, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any and interest and Additional Amounts, if any, respectively; and

            Third: to the Company or to such party as a court of competent jurisdiction shall direct.

      The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

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

SECTION 6.11    Undertaking for Costs.

      In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                    ARTICLE 7

                                     TRUSTEE

SECTION 7.01    Duties of Trustee.

      (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

      (b) Except during the continuance of an Event of Default:

            (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

            (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

      (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

            (i) this paragraph does not limit the effect of paragraph (b) of this Section;

            (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

            (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

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

      (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a),
(b), and (c) of this Section.

      (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

      (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02    Rights of Trustee.

      (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

      (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate and/or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

      (c) The Trustee may act through its attorneys, agents, other experts or advisers and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

      (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers; provided, however that the Trustee's conduct does not constitute willful misconduct or negligence.

      (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

      (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

      (g) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

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

      (h) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

      (i) The Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

SECTION 7.03    Individual Rights of Trustee.

      The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04    Trustee's Disclaimer.

      The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05    Notice of Defaults.

      If a Default or Event of Default occurs and is continuing and if the Trustee has actual knowledge of it, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of the Notes.

SECTION 7.06    Reports by Trustee to Holders of the Notes.

      Within 60 days after each February 15 beginning with the February 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

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

      A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA Sections 313(d). The Company shall promptly notify the Trustee when the Notes are listed or delisted on any stock exchange.

SECTION 7.07    Compensation and Indemnity.

      The Company shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as shall be agreed upon in writing by the Company and the Trustee. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

      The Company shall indemnify the Trustee or any predecessor Trustee and their agents against any and all losses, liabilities, damages, claims or expenses, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability, damage, claim or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

      The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture and the resignation and removal of the Trustee.

      To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

      When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(i) or (j) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

      The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

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

SECTION 7.08    Replacement of Trustee.

      A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

      The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

      (a) the Trustee fails to comply with Section 7.10 hereof;

      (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

      (c) a custodian or public officer takes charge of the Trustee or its property; or

      (d) the Trustee becomes incapable of acting.

      If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

      If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction at the expense of the Company for the appointment of a successor Trustee.

      If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction at the expense of the Company for the removal of the Trustee and the appointment of a successor Trustee.

      A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

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SECTION 7.09    Successor Trustee by Merger, etc.

      If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10    Eligibility; Disqualification.

      There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least U.S.$50 million as set forth in its most recent published annual report of condition.

      This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

SECTION 7.11    Preferential Collection of Claims Against Company.

      The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

SECTION 7.12    Appointment of Co-Trustee.

      (a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of this Indenture may at the time be located, the Trustee shall have the power and may execute and deliver all instruments necessary to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of this Indenture, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to this Indenture, or any part hereof, and subject to the other provisions of this Section 7.12, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 7.10 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required.

      (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

            (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to this Indenture or any portion thereof in any such jurisdiction) shall be

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

      exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

            (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

            (iii) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

      (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Section 7.12. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection or rights (including the rights to compensation, reimbursement and indemnification hereunder) to, the Trustee. Every such instrument shall be filed with the Trustee.

      (d) Any separate trustee or co-trustee may at any time constitute the Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                                    ARTICLE 8

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01    Option to Effect Legal Defeasance or Covenant Defeasance.

      The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

SECTION 8.02    Legal Defeasance and Discharge.

      Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its

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other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section
8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (b) the Company's obligations with respect to such Notes under Article 2 and Sections 4.02 and Section 4.20 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article 8. Subject to compliance with this
Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

SECTION 8.03    Covenant Defeasance.

      Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.03, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.17 and 4.18 hereof and clauses (3) and (4) of
Section 5.01(a) hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under
Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this
Section 8.03 hereof, subject to the satisfaction of the conditions set forth in
Section 8.04 hereof, Sections 6.01(c) (but only with respect to Section 4.04 or to clauses (3) and (4) of Section 5.01(a)), 6.01(e) (other than with respect to
Section 4.19), 6.01(g), 6.01(h) and 6.01(i) hereof shall not constitute Events of Default.

SECTION 8.04    Conditions to Legal or Covenant Defeasance.

      The following shall be the conditions to the application of either Section
8.02 or 8.03 hereof to the outstanding Notes:

      In order to exercise either Legal Defeasance or Covenant Defeasance:

      (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of

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independent public accountants, to pay the principal of, premium and Additional
Interest, if any, and interest on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

      (b) in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee (i) an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred and (ii) an Opinion of Counsel in Mexico reasonably acceptable to the Trustee confirming that Holders of the Notes will not recognize income, gain or loss for Mexican taxes purposes as a result of such Legal Defeasance and will be subject to Mexican taxes (including withholding taxes) on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

      (c) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee (i) an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred and (ii) an Opinion of Counsel in Mexico reasonably acceptable to the Trustee confirming that Holders of the Notes will not recognize income, gain or loss for Mexican taxes purposes as a result of such Covenant Defeasance and will be subject to Mexican taxes (including withholding taxes) on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

      (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Notes pursuant to this Article 8 concurrently with such incurrence) or insofar as Sections 6.01(i) or 6.01(j) hereof is concerned, at any time in the period ending on the 91st day after the date of deposit;

      (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

      (f) the Company shall have delivered to the Trustee an Opinion of Counsel in the United States and Mexico (which may be subject to customary exceptions) to the effect that on the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

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      (g) the Company shall have delivered to the Trustee an Officers'
Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company; and

      (h) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel in the United States and Mexico, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

      Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

      The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

      Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06    Repayment to Company.

      Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being

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required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 8.07    Reinstatement.

      If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or
8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                    ARTICLE 9

                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01    Without Consent of Holders of Notes.

      Notwithstanding Section 9.02 of this Indenture, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Subsidiary Guarantees or the Notes without the consent of any Holder of a Note:

      (a) to cure any ambiguity, omission, defect or inconsistency;

      (b) to provide for the assumption by a successor company of the obligations of the Company under this Indenture;

      (c) to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the
Code);

      (d) to add guarantees with respect to the Notes to secure the Notes;

      (e) to secure the Notes and/or the Subsidiary Guarantees;

      (f) to add to the covenants of the Company for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Company;

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      (g) to make any change that does not adversely affect the rights of any
Holder of the Notes as stated in an Opinion of Counsel delivered to the Trustee; or

      (h) to comply with any requirement of the SEC in connection with the qualification of this Indenture under the Trust Indenture Act.

      Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section
7.02 hereof, the Trustee shall join with the Company and the Guarantors in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02    With Consent of Holders of Notes.

      Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture (including Section 3.09, 4.10 and 4.15 hereof), the Subsidiary Guarantees and the Notes with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Subsidiary Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).

      Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

      It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

      After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended

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or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

      (a) reduce the amount of Notes whose Holders must consent to an amendment;

      (b) reduce the rate of or extend the time for payment of interest on any Note;

      (c) reduce the principal of or extend the Stated Maturity of any Note;

      (d) reduce the amount payable upon the redemption of any Note or change the time at which any Note may be redeemed as described under Section 3.07 hereof;

      (e) make any Note payable in money other than that stated in the Note;

      (f) impair the right of any Holder of the Notes to receive payment of principal of and interest on such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes;

      (g) make any change in the amendment provisions which require each Holder's consent or in the waiver provisions;

      (h) release any Guarantor from any of its obligations under its Subsidiary Guarantee or this Indenture, except in accordance with this Indenture;

      (i) make any change in the ranking or priority of any Note that would adversely affect the Noteholders; or

      (j) make any change in the provisions of this Indenture described under
Section 4.19 hereof that adversely affects the rights of any Noteholder or amend the terms of the Notes or this Indenture in a way that would result in the loss of an exemption from any of the Taxes described thereunder or would otherwise adversely affect any Noteholder for United States or Mexican tax purposes.

SECTION 9.03    Compliance with Trust Indenture Act.

      Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

SECTION 9.04    Revocation and Effect of Consents.

      Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or

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subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 9.05    Notation on or Exchange of Notes.

      The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

      Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06    Trustee to Sign Amendments, etc.

      The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section
12.04 hereof, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                   ARTICLE 10

                              SUBSIDIARY GUARANTEES

SECTION 10.01   Guarantee.

      Subject to this Article 10, each of the Guarantors together with any future Restricted Subsidiary which in accordance with Section 4.18 hereof is required in the future to guarantee the Obligations of the Company and the Guarantors under the Subsidiary Guarantees and this Indenture, upon execution of a supplemental indenture, hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the Obligations of the Company hereunder or thereunder and the Guarantors hereunder, that: (a) the principal of, premium, if any, any interest, and Additional Amounts, if any, on the Notes (including, without limitation, any interest that accrues after, or would accrue but for, the commencement of a proceeding of the type described in Sections 6.01(i) and (j)) and any fees, expenses and other amounts owing under this Indenture will be duly and punctually paid in full when due, whether at Stated Maturity, by acceleration, mandatory redemption, call for redemption, upon an Asset Sale Offer, Put Offer, purchase or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Notes and any other amounts due in respect of the Notes, and all other Obligations of the Company and the Guarantors, including the Company's Obligations to the Holders of the Notes

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under this Indenture and the Notes, and the other Guarantors' Obligations under their Subsidiary Guarantees, whether now or hereafter existing, will be promptly paid in full or performed, all strictly in accordance with the terms hereof and of the Notes; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration, mandatory redemption, call for redemption, upon Put Offer, Asset Sale Offer, purchase or otherwise. If payment is not made when due of any amount so guaranteed for whatever reason, Guarantor shall be jointly and severally obligated to pay the same individually whether or not such failure to pay has become an Event of Default which could cause acceleration pursuant to Section 6.02. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection. An Event of Default under this Indenture or the Notes shall constitute an Event of Default under each Guarantee, and shall entitle the Holders to accelerate the obligations of each Guarantor hereunder in the same manner and to the same extent as the obligations of the Company. Each Subsidiary Guarantee is intended to be superior to or pari passu in right of payment with all Indebtedness of the respective Guarantor and each Guarantor's obligations are independent of any obligation of the Company or any other Guarantor.

      (b) Each Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the obligations under this Indenture or the Securities and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Notes or under this Indenture of the Notes. The obligations of each Guarantor hereunder shall not be affected by (i) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Notes or any other agreement or otherwise; (ii) any extension or renewal of any thereof; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (iv) the release of any security held by any Holder, or the Trustee or the Collateral Agent for the obligations or any of them; (v) the failure of any Holder, or the Trustee, to exercise any right or remedy against any other guarantor of the obligations of the Company hereunder and under the Notes; or
(vi) any change in the ownership of any such Guarantor.

      (c) The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the obligations of the Company hereunder or under the Notes or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations of the Company hereunder or under the Notes, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

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      (d) Each Guarantor further agrees that the Subsidiary Guarantee to which it is an obligor shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of, premium, if any, on or interest (or Additional Amounts, if any) on any obligation of the Company is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

      (e) In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay the principal of, premium, if any, on or interest (or Additional Amounts, if any) on any of its obligations hereunder or under the Notes when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other obligation, each Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of
(i) the unpaid amount of such obligations hereunder or under the Notes, (ii) accrued and unpaid interest on such obligations (but only to the extent not prohibited by law) and (iii) all other monetary obligations of the Company to the Holders and the Trustee.

      (f) Until such time as the Notes and the other obligations of the Company guaranteed hereby have been satisfied in full, each Guarantor hereby irrevocably waives any claim or other rights that it may now or hereafter acquire against the Company or any other Guarantor that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under its Subsidiary Guarantee, as applicable, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Holders or the Trustee against the Company or any other Guarantor or any security, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Company or any other Guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right. If any amount shall be paid to such Guarantor in violation of the preceding sentence at any time prior to the later of the payments in full of the Notes and all other amounts payable under this Indenture, and each Subsidiary Guarantee upon the Stated Maturity of the Notes, such amount shall be held in trust for the benefit of the Holders and the Trustee and shall forthwith be paid to the Trustee to be credited and applied to the Notes and all other amounts payable under each Subsidiary Guarantee, whether matured or unmatured, in accordance with the terms of this Indenture, or to be held as security for any obligations or other amounts payable under any Subsidiary Guarantee thereafter arising.

      (g) Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 10.01 is knowingly made in contemplation of such benefits. Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) subject to this
Article 10, the maturity of the obligations of the Company guaranteed hereby may be accelerated as provided in Article 6 for the purposes of its Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations of the Company guaranteed hereby as provided in Article 6, such obligations (whether or not due

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and payable) shall further then become due and payable by the Guarantor for the purposes of each Subsidiary Guarantee.

      (h) A Guarantor that makes a distribution or payment under a Subsidiary Guarantee shall be entitled to contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of each such other Guarantor for all payments, damages and expenses incurred by that Guarantor in discharging the Company's obligations with respect to the Notes and this Indenture or any other Guarantor with respect to its Subsidiary Guarantee, so long as the exercise of such right does not impair the rights of the Holders of the Notes under the Subsidiary Guarantees.

      (i) Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.

SECTION 10.02   Limitation on Liability.

      The obligations of each Guarantor will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Subsidiary Guarantee, or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under its Subsidiary Guarantee, not constituting a fraudulent conveyance or fraudulent transfer under Federal or State law or otherwise not being void, voidable or unenforceable under any bankruptcy, reorganization, receivership, insolvency, liquidation or other similar legislation or legal principles under any applicable foreign law. Each Guarantor that makes a payment or distribution under its Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of each Guarantor.

SECTION 10.03   Limitation on Guarantor Liability.

      Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this
Article 10, result in the obligations of such Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

SECTION 10.04   Execution and Delivery of Subsidiary Guarantee.

      To evidence its Subsidiary Guarantee set forth in Section 10.01, each Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form included in Exhibit

B shall be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by its President or one of its Vice Presidents.

      Each Guarantor hereby agrees that its Subsidiary Guarantee set forth in
Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

      If an Officer whose signature is on this Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless.

      The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Guarantors.

      In the event that the Company creates or acquires any new Subsidiaries subsequent to the date of this Indenture, if required by Section 4.18 hereof, the Company shall cause such Subsidiaries to execute supplemental indentures to this Indenture and Subsidiary Guarantees in accordance with Section 4.18 hereof and this Article 10, to the extent applicable.

SECTION 10.05   No Waiver.

      Neither a failure nor a delay on the part of the Trustee or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.

SECTION 10.06   Modification.

      No modification, amendment or waiver of any provision of this Article 10, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION 10.07   Guarantors May Consolidate, etc., on Certain Terms.

      Except as otherwise provided in Section 10.08 hereof, no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person whether or not affiliated with such Guarantor unless:

      (a) subject to Section 10.08 hereof, the Person formed by or surviving any such consolidation or merger (if other than a Guarantor or the Company) unconditionally assumes all the obligations of such Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, the Indenture and the Subsidiary Guarantee on the terms set forth herein or therein; and

      (b) immediately after giving effect to such transaction, no Default or Event of Default exists.

      In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

      Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses (a) and (b) above, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

SECTION 10.08   Releases Following Sale of Assets.

      In the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all the capital stock of any Guarantor, in each case to a Person that is not the Company (either before or after giving effect to such transactions) or a Restricted Subsidiary of the Company, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee; provided that the net proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation Section
4.10 hereof. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation Section 4.10 hereof, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Subsidiary Guarantee.

      Any Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 10.

                                   ARTICLE 11

                           SATISFACTION AND DISCHARGE

SECTION 11.01   Satisfaction and Discharge.

      This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

      (1) either:

            (a) all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or

            (b) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Additional Interest, if any, and accrued interest to the date of maturity or redemption;

      (2) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

      (3) the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

      (4) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Company must deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

      Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to subclause (b) of clause
(1) of this Section, the provisions of Section 11.02 and Section 8.06 shall survive.

SECTION 11.02   Application of Trust Money.

      Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant to Section 11.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

      If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and any Guarantor's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01; provided that if the Company has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

                                   ARTICLE 12

                                  MISCELLANEOUS

SECTION 12.01   Trust Indenture Act Controls.

      If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

SECTION 12.02   Notices.

      Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in English and in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

      If to the Company and/or any Guarantor:

      Maxcom Telecomunicaciones, S.A. de C.V.
      Guillermo Gonzalez Camarena #2000
      Col. Centro De Ciudad Santa Fe
      01210 Mexico D.F.
      Telecopier No.:  +(5255) 5147-1310
      Attention:  Legal Department

      With a copy to:
      Kirkland & Ellis LLP
      200 East Randolph Drive
      Chicago, Illinois   60601
      Telecopier No.:  (312) 861-2200
      Attention: Margaret A. Gibson, P.C.
                 and Michael D. Belsley, Esq.

      If to the Trustee:
      The Bank of New York
      101 Barclay Street, Floor 21W
      New York, New York  10286
      Telecopier No.:  (212) 815-5203
      Attention:  Corporate Trust Administration - Global Finance Unit

      The Company, any Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

      All notices and communications (other than those sent to Holders) shall be given in English and shall be deemed to have been duly given when actually received.

      Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

      If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

      If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 12.03   Communication by Holders of Notes with Other Holders of Notes.

      Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 12.04   Certificate and Opinion as to Conditions Precedent.

      Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

      (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.06 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

      (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.06 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 12.05   Form of Documents Delivered to a Trustee.

      In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

      Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

      Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 12.06   Statements Required in Certificate or Opinion.

      Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA
Section 314(e) and shall include:

      (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

      (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

      (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

      (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 12.07   Rules by Trustee and Agents.

      The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 12.08 No Personal Liability of Directors, Officers, Employees and Stockholders.

      No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or such Guarantor under the Notes, the Subsidiary Guarantees or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 12.09   Governing Law, Submission to Jurisdiction and Waiver of Jury
                Trial.

      This Indenture and all of the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflict of law provisions thereof, and if any dispute or controversy related to or arising out of this Indenture is brought before a Mexican court, the parties hereto agree that this Indenture shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflict of law provisions thereof.

      Any action or proceeding relating in any way to this Indenture may be brought and enforced in the federal courts of the United States for the Southern District of New York, and each of the parties hereto irrevocably submits to the nonexclusive jurisdiction of each such court in respect of any such action or proceeding and the Company and the Guarantor hereby expressly waive any jurisdiction rights they may be entitled to by reason of their present or future domicile or otherwise; provided, that if for whatever reason the federal courts of the United States for the Southern District of New York will not or cannot hear such action or proceeding, it may be brought and enforced in the courts of the State of New York in The City of New York, Borough of Manhattan. Each of the Company and each of the Guarantor irrevocably appoints CT Corporation System, with offices at 111 Eighth Avenue, 13th Floor, New York, New York 10011, as its agent to receive service of process or other legal summons for purposes of any such action or proceeding. So long as the Company or the Guarantor has any obligation under this Indenture, it will maintain a duly appointed agent in The City of New York, Borough of Manhattan for the service of such process or summons, and if it fails to maintain such an agent, any such process or summons may be served by mailing a copy thereof by registered mail, or a form of mail substantially equivalent thereto, addressed to it at its address as provided for notices hereunder.

      Each of the Company and the Guarantor irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, attachment (both before and after judgment) and execution to which it might otherwise be entitled in any action or proceeding relating in any way to this Indenture in the courts of Mexico or the United States, of the State of New York or of any other country or jurisdiction, and the Company and the Guarantor shall not raise a claim or cause to be pleaded any such immunity at or in respect of any such action or proceeding.

      Each of the parties irrevocable waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any such action or proceeding in the United States District Court for the Southern District of New York, or the Supreme Court of the State of New York, County of New York and any claim that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

      EACH OF THE COMPANY, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 12.10   No Adverse Interpretation of Other Agreements.

      This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.11   Successors.

      All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 10.08.

SECTION 12.12   Severability.

      In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.13   Counterpart Originals.

      The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 12.14   Table of Contents, Headings, etc.

      The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following page]

                                   SIGNATURES

Dated as of October 8, 2004

                                 MAXCOM TELECOMUNICACIONES, S.A. DE C.V.

                                 By: /s/ Jose Antonio Solbes
                                     --------------------------------
                                     Name:  Jose Antonio Solbes
                                     Title: Chief Financial Officer

Attest:

/s/ Gonzalo Alarcon
----------------------
Name:  Gonzalo Alarcon
Title: General Counsel

                                 CORPORATIVO EN TELECOMUNICACIONES, S.A. DE C.V.

                                 By: /s/ Jose Antonio Solbes
                                     ------------------------------------------
                                     Name:  Jose Antonio Solbes
                                     Title: Chief Financial Officer

Attest:

/s/ Gonzalo Alarcon
--------------------------
Name:  Gonzalo Alarcon
Title: General Counsel

                                 MAXCOM SERVICIOS ADMINISTRATIVOS, S.A. DE C.V.

                                 By: /s/ Jose Antonio Solbes
                                     ----------------------------------
                                     Name:  Jose Antonio Solbes
                                     Title: Chief Financial Officer

Attest:

/s/ Gonzalo Alarcon
------------------------
Name:  Gonzalo Alarcon
Title: General Counsel

                                           MAXCOM USA, INC.

                                           By: /s/ Jose Antonio Solbes
                                               -------------------------------
                                               Name:  Jose Antonio Solbes
                                               Title: Chief Financial Officer

Attest:

/s/ Gonzalo Alarcon
--------------------------
Name:  Gonzalo Alarcon
Title: General Counsel

                                          THE BANK OF NEW YORK

                                          By: /s/ Ritu Khanna
                                              -------------------------------
                                              Name:  Ritu Khanna
                                              Title: Assistant Vice President

                                                                       EXHIBIT A

                                 [Face of Note]

[Insert the Global Note Legend or Original Issue Discount Legend, if applicable pursuant to the provisions of the Indenture]

                                                                        CUSIP___

                          Senior Step-Up Notes due 2009

No.__                                                                   U.S.$___

                     MAXCOM TELECOMUNICACIONES, S.A. DE C.V.

promises to pay to _____________________________________________________________

or registered assigns, _________________________________________________________

the principal sum of ___________________________________________________________

Dollars on October 15, 2009.

Interest Payment Dates: April 15, 2005, October 15, 2005, April 15, 2006, October 15, 2006, April 15, 2007, October 15, 2007, April 15, 2008, October 15,
2008, April 15, 2009 and October 15, 2009.

Record Dates: April 1, 2005, October 1, 2005, April 1, 2006, October 1, 2006, April 1, 2007, October 1, 2007, April 1, 2008, October 1, 2008, April 1, 2009
and October 1, 2009.

Execution Place: New York, New York

Dated as of    , 2004

                                         MAXCOM TELECOMUNICACIONES, S.A. DE C.V.

                                         By: ________________________________
                                             Name:
                                             Title:

This is one of the Notes referred to
in the within-mentioned Indenture:

THE BANK OF NEW YORK,
  as Trustee

By: __________________________
     Authorized Signatory

                                 [Back of Note]
                          Senior Step-Up Notes due 2009

      Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

      1. INTEREST. Maxcom Telecomunicaciones, S.A. de C.V., a sociedad anonima de capital variable organized under the laws of Mexico (the "Company"), promises to pay interest on the principal amount of this Note as follows: (a) if this Note has not been accelerated as a result of an Event of Default, interest shall accrue and be payable at a rate of (i) 4.00% for the period commencing on the Issue Date through and including April 14, 2005, (ii) 5.75% for the period commencing on April 15, 2005 through and including October 14, 2005, (iii) 7.75% for the period commencing on October 15, 2005 through and including April 14, 2006, (iv) 8.25% for the period commencing on April 15, 2006 through and including October 14, 2006, (v) 9.25% for the period commencing on October 15, 2006 through and including October 14, 2007, (vi) 10.25% for the period commencing on October 15, 2007 through and including October 14, 2008 and (vii) 11.25% for the period commencing on October 15, 2008 through and including October 14, 2009; (b) if no Event of Default has occurred and is continuing, the Company will pay such interest and Additional Amounts, if any, semi-annually in arrears on April 15th and October 15th of each calendar year to the registered Holder on the Record Date, or if any such Interest Payment Date is not a Business Day, on the next succeeding Business Day; provided, however, that no interest payment shall be due hereunder until April 15, 2005; and (c) if an Event of Default has occurred and is continuing and the then outstanding principal amount of this Note becomes due and payable pursuant to Section 6.02 of the Indenture as a result of such Event of Default, interest (including post-petition interest in any proceeding under any Bankruptcy Law) will accrue at a defaulted interest rate equal to 1.25% per annum in excess of the then applicable interest rate on the Notes to the extent lawful, on principal and premium, if any, from the date of occurrence of the Event of Default until this Note, together with all interest, defaulted interest and Additional Amounts, if any, is paid in full, and the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

      2. METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) and Additional Amounts, if any, to the Persons who are registered Holders of Notes at the close of business on the 1st day of the month in which the Interest Payment Date occurs, even if such Notes are canceled after such record date and on or before such Interest Payment Date (whether or not a Business Day), except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest and Additional Amounts at the office or agency of the Company maintained for such purpose within the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed from such office or agency to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium on, the Global Note and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

      3. PAYING AGENT AND REGISTRAR. Initially, The Bank of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

      4. INDENTURE. The Company issued the Notes under an Indenture, dated as of October 8, 2004 ("Indenture"), among the Company, Corporativo en Telecomunicaciones, S.A. de C.V., Maxcom Servicios Administrativos, S.A. de C.V., Maxcom USA, Inc., and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the indenture shall govern and be controlling. The Notes are obligations of the Company limited to U.S.$167,623,590 in aggregate principal amount, except as provided in Section 2.07 of the Indenture.

      5.  OPTIONAL REDEMPTION.

          (a) The Company may at its option on one or more occasions redeem Notes in whole or in part at a redemption price (expressed as a percentage of principal amount) of 101.00%, plus accrued and unpaid interest to the redemption date

          (b) Without the consent of any Holder, outstanding Notes may be redeemed at the Company's option at any time in whole, but not in part, upon its giving irrevocable prior written notice pursuant to Section 3.03 of the Indenture, if, as a result of any amendment to, or change in, the laws (or any related regulation or rulings) of Mexico or any related political subdivision or taxing authority affecting taxation or any amendment to or change in an official interpretation, administration or application of such laws, regulations or rulings (including a holding by a court of competent jurisdiction), which amendment or change of such laws, regulations or rulings becomes effective on or after the date on which the Notes are originally issued, the Company would or would become obligated, after taking reasonable measures available to the Company to avoid such requirement, to pay Excessive Additional Amounts, at a cash price equal to the sum of:

            (i) 100% of the principal amount of the Note on the date of redemption;

            (ii) the related accrued and unpaid interest, if any, to the date of redemption; and

            (iii) any Additional Amounts which would otherwise be payable.

      Notwithstanding the above no such notice of redemption may be given earlier than 60 days prior to the earliest date on which, but for such redemption, the Company would be obligated to pay Excessive Additional Amounts were any payment on the Notes then due.

      Prior to publication of any notice of redemption pursuant to this Section, the Company will deliver to the Trustee (1) an Officer's Certificate stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to its right to so redeem the Notes have occurred and (2) a written opinion of independent counsel in Mexico reasonably acceptable to the Trustee to the effect that the Company has or will become obligated to pay such Excessive Additional Amounts as a result of such change or amendment. Once the Company delivers such notice to the Trustee, it will be irrevocable.

      6.    MANDATORY REDEMPTION.

      Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

      7.    REPURCHASE AT OPTION OF HOLDER.

            (a) If there is a Put Offer Event, the Company shall be required to make an offer (a "Put Offer") to repurchase all or any part (equal to U.S.$1.00 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 100% of the aggregate principal amount thereof plus accrued and unpaid interest, to the date of purchase (the "Put Payment"). Within 30 days following any Put Offer Event, the Company shall mail a notice to each Holder setting forth the procedures governing the Put Offer as required by the Indenture. Holders of Notes that are the subject of an offer to purchase will receive a Put Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

            (b) If the Company or a Subsidiary consummates any Asset Disposition and the aggregate amount of Net Available Cash exceeds U.S.$5.0 million, the Company may commence an offer to all Holders of Notes (an "Asset Sale Offer") pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Notes that may be purchased out of the Net Available Cash at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Additional Interest thereon, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Net Available Cash, the Company (or such Subsidiary) may use such deficiency for purposes not prohibited by the Indenture. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Net Available Cash, the Trustee shall select the Notes to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

      8. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than U.S.$1.00 may be redeemed in part but only in whole multiples of U.S.$1.00, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

      9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of U.S.$1.00 and integral multiples of U.S.$1.00. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

      10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

      11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Subsidiary Guarantees or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes voting as a single class, and any existing default or compliance with any provision of the Indenture, the Subsidiary Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class. Without the consent of any Holder of a Note, the Indenture, the Subsidiary Guarantees or the Notes may be amended or supplemented to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor company of the obligations of the Company under this Indenture, to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code), to add guarantees with respect to the Notes to secure the Notes, to add to the covenants of the Company for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Company, to make any change that does not adversely affect the rights of any Holder of the Notes, or to comply with any requirement of the SEC in connection with the qualification of this Indenture under the Trust Indenture Act.

      12. DEFAULTS AND REMEDIES. Events of Default include in summary form: (i) default for 30 days in the payment when due of interest, Additional Amounts on the Notes; (ii) default in payment when due of principal of or premium, if any, on the Notes including upon redemption offers to purchase or otherwise; (iii) the Company fails to comply with any of the provisions of Section 5.01 of the Indenture; (iv) the Company fails to comply with the provisions of clause (c) of
Section 4.04 of the Indenture for a period of 30 or more days commencing on the date of such default; (v) the Company fails to comply with any of the provisions of Sections 4.07, 4.08, 4.09, 4.10 (other than a failure to purchase Notes), 4.03, 4.11, 4.12, 4.13, 4.15 (other than a failure to purchase Notes), 4.17, or 4.18 of the Indenture for 30 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class; (vi) the Company fails to observe or perform any other covenant, representation, warranty or other agreement in the Indenture or the Notes for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class; (vii) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Significant Subsidiaries, whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, which default results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of such Indebtedness is U.S.$5.0 million or more;
(viii) certain final judgments or decrees for the payment of money that remain undischarged for 60 consecutive days provided that such undischarged judgments or decrees exceed U.S.$5.0 million; (ix) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries; and (x) except as permitted by the Indenture, any Subsidiary Guarantee being held in any final judicial proceeding to be unenforceable or invalid or ceasing for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, denying or disaffirming its obligations under such Guarantor's Subsidiary Guarantee. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

      13. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

      14. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or such Guarantor under the Notes, the Subsidiary Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

      15. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

      16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

      17. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

      18. GOVERNING LAW AND SUBMISSION TO JURISDICTION. This Note and all of the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflict of law provisions thereof, and if any dispute or controversy related to or arising out of this Note is brought before a Mexican court, the parties hereto agree that this Note shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflict of law provisions thereof.

      Any action or proceeding relating in any way to this Note may be brought and enforced in the federal courts of the United States for the Southern District of New York, and each of the parties hereto irrevocably submits to the nonexclusive jurisdiction of each such court in respect of any such action or proceeding and the Company and the Guarantor hereby expressly waive any jurisdiction rights they may be entitled to by reason of their present or future domicile or otherwise; provided, that if for whatever reason the federal courts of the United States for the Southern District of New York will not or cannot hear such action or proceeding, it may be brought and enforced in the courts of the State of New York in The City of New York, Borough of Manhattan. Each of the Company and each of the Guarantor irrevocably appoints CT Corporation System, with offices at 111 Eighth Avenue, 13th Floor, New York, New York 10011, as its agent to receive service of process or other legal summons for purposes of any such action or proceeding. So long as the Company or the Guarantor has any obligation under this Note, it will maintain a duly appointed agent in The City of New York, Borough of Manhattan for the service of such process or summons, and if it fails to maintain such an agent, any such process or summons may be served by mailing a copy thereof by registered mail, or a form of mail substantially equivalent thereto, addressed to it at its address as provided for notices in the Indenture.

      Each of the Company and the Guarantor irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, attachment (both before and after judgment) and execution to which it might otherwise be entitled in any action or proceeding relating in any way to this
Note in the courts of Mexico or the United States, of the State of New York or of any other country or jurisdiction, and the Company and the Guarantor shall not raise a claim or cause to be pleaded any such immunity at or in respect of any such action or proceeding.

      Each of the parties irrevocable waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any such action or proceeding in the United States District Court for the Southern District of New York, or the Supreme Court of the State of New York, County of New York and any claim that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

      Each of the parties hereto irrevocably waives any right it may now or hereafter have to a trial by jury in respect of this Note.

      The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

                    Maxcom Telecomunicaciones, S.A. de C.V.
                       Guillermo Gonzalez Camarena #2000
                         Col. Centro De Ciudad Santa Fe
                               01210 Mexico D.F.
                          Attention: Legal Department

                                ASSIGNMENT FORM

      To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to: __________________________________
                                                (Insert assignee's legal name)

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and ZIP code)

and irrevocably appoint ________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:  _______________

                                     Your Signature: ___________________________
                                              (Sign exactly as your name appears
                                               on the face of this Note)

Signature Guarantee*: ___________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                       OPTION OF HOLDER TO ELECT PURCHASE

      If you want to elect to have this Note purchased by the Company pursuant to Section 3.09 of the Indenture, check the appropriate box below:

      Section 3.09 (Asset Sale Offer)     Section 4.15 (Put Offer)

      If you want to elect to have only part of the Note purchased by the Company pursuant to Section 3.09 or Section 4.15, state the amount you elect to have purchased:

                                            U.S.$_______________

Date:  _______________

                                          Your Signature: ______________________
                                             (Sign exactly as your name appears
                                              on the face of this Note)

                                          Tax Identification No.:_______________

Signature Guarantee*:  _________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

             SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

      The following changes in the principal amount of this Global Note have been made:

                                                                 Principal Amount of
                                                                  this Global Note        Signature of
                      Amount of decrease   Amount of increase      following such      authorized officer
                     in Principal Amount   in Principal Amount      decrease (or       of Trustee or Note
Date of Transaction  of this Global Note   of this Global Note        increase)             Custodian
-------------------  -------------------   -------------------   -------------------   ------------------

* This schedule should be included only if the Note is issued in global form.

                                                                       EXHIBIT B

                         [FORM OF NOTATION OF GUARANTEE]

      For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture originally, dated as of October 8, 2004 (the "Indenture"), among Maxcom Telecomunicaciones, S.A. de C.V., the Guarantors listed on Schedule I thereto and The Bank of New York, as trustee (the "Trustee"), (a) the due and punctual payment in full of the principal of, premium, if any, any interest, and Additional Amounts, if any, on the Notes (including, without limitation, any interest that accrues after, or would accrue but for, the commencement of a proceeding of the type described in Sections 6.01(i) and (j) of the Indenture) and any fees, expenses and other amounts owing under the Indenture, whether at Stated Maturity, by acceleration, mandatory redemption, call for redemption, upon an Asset Sale Offer, Put Offer, purchase or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Notes and any other amounts due in respect of the Notes, and all other Obligations of the Company and the Guarantors, including the Company's Obligations to the Holders of the Notes under the Indenture and the Notes, and the other Guarantors' Obligations under their Subsidiary Guarantees, whether now or hereafter existing, will be promptly paid in full or performed, all strictly in accordance with the terms of the Indenture and of the Notes and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration, mandatory redemption, call for redemption, upon Put Offer, Asset Sale Offer, purchase or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee. Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose; provided, however, that the Indebtedness evidenced by this Subsidiary Guarantee shall cease to be so subordinated and subject in right of payment upon any defeasance of this Note in accordance with the provisions of the Indenture. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Indenture.

                                CORPORATIVO EN TELECOMUNICACIONES,
                                S.A. DE C.V.

                                By:______________________________________
                                   Name:
                                   Title:

                                MAXCOM SERVICIOS ADMINISTRATIVOS, S.A. DE C.V.

                                By:______________________________________
                                   Name:
                                   Title:

                                MAXCOM USA, INC.

                                By:______________________________________
                                   Name:
                                   Title:

                                   SCHEDULE I

                             SCHEDULE OF GUARANTORS

The following schedule lists each Guarantor under the Indenture as of the Issue
Date:

                 Corporativo en Telecomunicaciones, S.A. de C.V.

                 Maxcom Servicios Administrativos, S.A. de C.V.

                                Maxcom USA, Inc.

                                                                       EXHIBIT C

                         [FORM OF SUPPLEMENTAL INDENTURE
                    TO BE DELIVERED BY SUBSEQUENT GUARANTORS]

      SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of ________________, among __________________ (the "Guaranteeing Subsidiary"), a subsidiary of Maxcom Telecomunicaciones S.A. de C.V. (or its permitted successor), a sociedad anonima de capital variable organized under the laws of Mexico (the "Company"), the Company, the other Guarantors (as defined in the Indenture referred to herein) and The Bank of New York, as trustee under the indenture referred to below (the "Trustee").

                               W I T N E S S E T H

      WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of October 8, 2004, providing for the issuance of an aggregate principal amount of up to U.S. $167,623,590 of Senior Step-Up Notes due 2009 (the "Notes");

      WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company's Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "Subsidiary Guarantee"); and

      WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

      NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

      1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

      2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees as follows:

            (a) Along with all Guarantors named in the Indenture, and together with any future Restricted Subsidiary which in accordance with Section 4.18 of the Indenture is required in the future to guarantee the Obligations of the Company and the Guarantors under the Subsidiary Guarantees and the Indenture, upon execution of a supplemental indenture, to jointly and severally Guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the Notes or the obligations of the Company hereunder or thereunder, that:

                  (i) the principal of, premium, if any, any interest, and
            Additional Amounts, if any, on the Notes (including, without limitation, any interest that accrues after, or would accrue but for, the commencement of a proceeding of the type described in Sections 6.01(i) and (j) of the Indenture) and any fees, expenses and other amounts owing under the Indenture will be duly and punctually paid in full when due, whether at Stated Maturity, by acceleration, mandatory redemption, call for redemption, upon an Asset Sale Offer, Put Offer, purchase or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Notes and any other amounts due in respect of the Notes, and all other Obligations of the Company and the Guarantors, including the Company's Obligations to the Holders of the Notes under the Indenture and the Notes, and the other Guarantor's Obligations under their Subsidiary Guarantees, whether now or hereafter existing, will be promptly paid in full or performed, all strictly in accordance with the terms of the Indenture and of the Notes; and

                  (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration, mandatory redemption, call for redemption, upon Put Offer, Asset Sale Offer, purchase or otherwise. If payment is not made when due of any amount so guaranteed for whatever reason, Guaranteeing Subsidiary shall be jointly and severally obligated to pay the same individually whether or not such failure to pay has become an Event of Default which could cause acceleration pursuant to Section 6.02 of the Indenture.

            (b) To waive presentation to, demand of, payment from and protest to the Company of any of the obligations under the Indenture or the Notes and also waive notice of protest for nonpayment. The Guaranteeing Subsidiary hereby waives notice of any default under the Notes or under the Indenture. The obligations of the Guaranteeing Subsidiary hereunder shall not be affected by
(i) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under the Indenture, the Notes or any other agreement or otherwise; (ii) any extension or renewal of any thereof; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of the Indenture, the Notes or any other agreement; (iv) the release of any security held by any Holder, or the Trustee or the Collateral Agent for the obligations or any of them; (v) the failure of any Holder, or the Trustee, to exercise any right or remedy against any other guarantor of the obligations of the Company hereunder and under the Notes; or
(vi) any change in the ownership of any such Guarantor.

            (c) The obligations set forth herein shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the obligations of the Company under the Indenture or under the Notes or otherwise. Without limiting the generality of the foregoing, the obligations herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under the Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations of the Company under the Indenture or under the Notes, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

            (d) That the Subsidiary Guarantee to which it is an obligor shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of, premium, if any, on or interest (or Additional Amounts, if any) on any obligation of the Company is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

            (e) Upon the failure of the Company to pay the principal of, premium, if any, on or interest (or Additional Amounts, if any) on any of its obligations under the Indenture or under the Notes when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other obligation, upon receipt of written demand by the Trustee, the Guaranteeing Subsidiary hereby agrees to pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid amount of such obligations under the Indenture or under the Notes,
(ii) accrued and unpaid interest on such obligations (but only to the extent not prohibited by law) and (iii) all other monetary obligations of the Company to the Holders and the Trustee.

            (f) Until such time as the Notes and the other obligations of the Company guaranteed hereby have been satisfied in full, the Guaranteeing Subsidiary irrevocably waives any claim or other rights that it may now or hereafter acquire against the Company or any other Guarantor that arise from the existence, payment, performance or enforcement of its obligations hereunder, as applicable, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Holders or the Trustee against the Company or any other Guarantor or any security, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Company or any other Guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right.

            (g) This Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture, and the Guaranteeing Subsidiary accepts all obligations of a Guarantor under the Indenture.

            (h) As between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) subject to Article 10 of the Indenture, the maturity of the obligations of the Company guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of its Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations of the Company as provided in
Article 6 of the Indenture, such obligations (whether or not due and payable) shall further then become due and payable by the Guarantor for the purposes of its Subsidiary Guarantee.

            (i) A Guarantor that makes a distribution or payment under a Subsidiary Guarantee shall be entitled to contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of each such other Guarantor for all payments, damages and expenses incurred by that Guarantor in discharging the Company's obligations with respect to the Notes and the Indenture or any other Guarantor with respect to its Subsidiary Guarantee, so long as the exercise of such right does not impair the rights of the Holders of the Notes under the Subsidiary Guarantees.

            (j) The obligations of each Guarantor will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Subsidiary Guarantee, or pursuant to its contribution obligations under the Indenture, result in the obligations of such Guarantor under its Subsidiary Guarantee, not constituting a fraudulent conveyance or fraudulent transfer under Federal or State law or otherwise not being void, voidable or unenforceable under any bankruptcy, reorganization, receivership, insolvency, liquidation or other similar legislation or legal principles under any applicable foreign law. Each Guarantor that makes a payment or distribution under its Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of each Guarantor.

            (k) Pursuant to Section 10.03 of the Indenture, after giving effect to any maximum amount and any other contingent and fixed liabilities that are relevant under any applicable bankruptcy or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article 10 of the Indenture, this new Subsidiary Guarantee shall be limited to the maximum amount permissible such that the obligations of such Guarantor under this Subsidiary Guarantee will not constitute a fraudulent transfer or conveyance.

            3. EXECUTION AND DELIVERY. Each Guaranteeing Subsidiary agrees that the Subsidiary Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

            4. GUARANTEEING SUBSIDIARY MAY CONSOLIDATE, ETC. ON CERTAIN TERMS.

            (a) The Guaranteeing Subsidiary may not consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another corporation, Person or entity whether or not affiliated with such Guarantor unless:

            (i) subject to Section 10.08 of the Indenture, the Person formed by or surviving any such consolidation or merger (if other than a Guarantor or the Company) unconditionally assumes all the obligations of such Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, the Indenture and the Subsidiary Guarantee on the terms set forth herein or therein; and

            (ii) immediately after giving effect to such transaction, no Default or Event of Default exists.

            (b) In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor company, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable under the Indenture which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution of the Indenture.

            (c) Except as set forth in Articles 4 and 5 of the Indenture, and notwithstanding clauses (a) and (b) above, nothing contained in the Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

      5.    RELEASES.

      (a) In the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all to the capital stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of the Company, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee; provided that the net proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture, including without limitation Section 4.10 of the Indenture. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of the Indenture, including without limitation Section 4.10 of the Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Subsidiary Guarantee.

      (b) In the case of a conveyance, transfer or lease of all or substantially all of the Company's assets, no Guarantor shall be released from be released or relieved of any obligations under its Subsidiary Guarantee unless such transaction (i) involves a Successor Company other than the Company which expressly assumes, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the Company under the Notes and the Indenture and (ii) satisfies the other conditions set forth in Section 5.01(a)(ii) of the Indenture, in which case the Company and each Guarantor will be released and relieved of any and all obligations hereunder, under the Notes, any Subsidiary Guarantee delivered in connection with the Indenture, and any other instrument, undertaking or agreement delivered by the Company or a Guarantor in connection with the Indenture (other than any Officers' Certificate). Upon delivery by the Company to the Trustee of an Officers' Certificate to the effect that such conveyance, transfer, or lease was made by the Company in accordance with the provisions of the Indenture, including without limitation Section 5.01(a)(ii), the Trustee shall execute any documents reasonably required in order to evidence the release the Company and each Guarantor from their respective obligations under the Indenture, under the Notes, under any Subsidiary Guarantee, and under any other instrument, undertaking or agreement delivered by the Company or a Guarantor in connection with the Indenture (other than any Officers' Certificate).

            (c) Any Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under the Indenture as provided in Article 11 of the Indenture.

      6. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator or stockholder of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, any Subsidiary Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy..

      7. GOVERNING LAW AND SUBMISSION TO JURISDICTION. This Supplemental Indenture and all of the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflict of law provisions thereof, and if any dispute or controversy related to or arising out of this Supplemental Indenture is brought before a Mexican court, the parties hereto agree that this Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflict of law provisions thereof.

      Any action or proceeding relating in any way to this Supplemental Indenture may be brought and enforced in the federal courts of the United States for the Southern District of New York, and each of the parties hereto irrevocably submits to the nonexclusive jurisdiction of each such court in respect of any such action or proceeding and the Company and the Guarantor hereby expressly waive any jurisdiction rights they may be entitled to by reason of their present or future domicile or otherwise; provided, that if for whatever reason the federal courts of the United States for the Southern District of New York will not or cannot hear such action or proceeding, it may be brought and enforced in the courts of the State of New York in The City of New York, Borough of Manhattan. Each of the Company and each of the Guarantors irrevocably appoints CT Corporation System, with offices at 111 Eighth Avenue, 13th Floor, New York, New York 10011, as its agent to receive service of process or other legal summons for purposes of any such action or proceeding. So long as the Company or the Guarantors has any obligation under this Supplemental Indenture, it will maintain a duly appointed agent in The City of New York, Borough of Manhattan for the service of such process or summons, and if it fails to maintain such an agent, any such process or summons may be served by mailing a copy thereof by registered mail, or a form of mail substantially equivalent thereto, addressed to it at its address as provided for notices hereunder.

      Each of the Company and the Guarantors irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, attachment (both before and after judgment) and execution to which it might otherwise be entitled in any action or proceeding relating in any way to this Supplemental Indenture in the courts of Mexico or the United States, of the State of New York or of any other country or jurisdiction, and the Company and the Guarantors shall not raise a claim or cause to be pleaded any such immunity at or in respect of any such action or proceeding. Each of the parties irrevocable waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any such action or proceeding in the United States District Court for the Southern District of New York, or the Supreme Court of the State of New York, County of New York and any claim that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

      Each of the parties hereto irrevocably waives any right it may now or hereafter have to a trial by jury in respect of this Supplemental Indenture.

      8. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

      9. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

      10. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, and in the Notes, except the Trustee's certificates of authentication, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company and the Trustee or any Authenticating Agent assumes no responsibility for their correctness. The Trustee or any Authenticating Agent shall not be accountable for the use or application by the Company of the Notes or the proceeds thereof.

      IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:  _______________, ____

                                      [GUARANTEEING SUBSIDIARY]

                                      By:  ___________________________
                                      Name:
                                      Title:

                                      MAXCOM TELECOMUNICACIONES, S.A. DE C.V.

                                      By:  _____________________________
                                      Name:
                                      Title:

                                      MAXCOM SERVICIOS ADMINISTRATIVOS,
                                      S.A. DE C.V.

                                      By:______________________________________
                                           Name:
                                           Title:

                                      MAXCOM USA, INC.

                                      By:______________________________________
                                           Name:
                                           Title:

                                      [OTHER EXISTING GUARANTORS]

                                      By:  _______________________________
                                      Name:
                                      Title:

                                      THE BANK OF NEW YORK
                                       as Trustee

                                      By:  _______________________________
                                      Name:
                                      Title: